                                                             Exhibit 17(d)(viii)

Prospectus
December 31, 2002

Waddell & Reed Advisors Funds

FIXED INCOME AND
MONEY MARKET FUNDS

Bond Fund
Global Bond Fund
Government Securities Fund
High Income Fund
Limited-Term Bond Fund
Municipal Bond Fund
Municipal High Income Fund
Cash Management

The Securities and Exchange Commission has not approved or disapproved the
Funds' securities, or determined whether this Prospectus is accurate or adequate. It is a criminal offense to state otherwise.

CONTENTS
 3   AN OVERVIEW OF THE FUNDS
 3   BOND FUND
 10  GLOBAL BOND FUND
 18  GOVERNMENT SECURITIES FUND
 24  HIGH INCOME FUND
 31  LIMITED-TERM BOND FUND
 35  MUNICIPAL BOND FUND
 43  MUNICIPAL HIGH INCOME FUND
 51  CASH MANAGEMENT
 56  INVESTMENT PRINCIPLES OF THE FUNDS
 56      Investment Goals, Principal Strategies and Other Investments
 65      Risk Considerations of Principal Strategies and Other Investments
 67  YOUR ACCOUNT
 67      Choosing a Share Class
 76      Ways to Set Up Your Account
 78      Buying Shares
 81      Selling Shares
 87      Distributions and Taxes
 91  THE MANAGEMENT OF THE FUNDS
 91      Portfolio Management
 93      Management Fee
 95  FINANCIAL HIGHLIGHTS

AN OVERVIEW OF THE FUND

Waddell & Reed Advisors Bond Fund

GOAL

(formerly United Bond Fund(R)) seeks a reasonable return with emphasis on preservation of capital.

Principal Strategies

Bond Fund seeks to achieve its goal by investing primarily in domestic, and to a lesser extent foreign, debt securities usually of investment grade, including bonds rated BBB and higher by Standard & Poor's (S&P) and
Baa and higher by Moody's Corporation (Moody's). The Fund has no limitations regarding the maturity duration or dollar weighted average of its holdings. The Fund may invest in debt securities with varying maturities and can invest in securities of companies of any size.

In selecting debt securities for the Fund's portfolio, Waddell & Reed
Investment Management Company (WRIMCO), the Fund's investment manager, considers yield and relative safety of the security and, in the case of convertible securities, the possibility of capital growth. WRIMCO may also look at many other factors. These include the issuer's past, present and estimated future:

*  financial strength

*  cash flow

*  management

*  borrowing requirements

*  responsiveness to changes in interest rates and business conditions

As well, WRIMCO considers the maturity of the obligation and the size or nature of the bond issue.

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that it uses in buying securities. For example, WRIMCO may sell a holding if the issuer's financial strength weakens and/or the yield and relative safety of the security declines. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

Because Bond Fund owns different types of debt securities, a variety of factors can affect its investment performance, such as:

* an increase in interest rates, which may cause the value of a bond held by the Fund, especially bonds with longer maturities, to decline

* prepayment of higher-yielding bonds held by the Fund

* the earnings performance, credit quality and other conditions of the companies whose securities the Fund holds

* changes in the maturities of bonds owned by the Fund

* WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund's portfolio

* adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
  Fund's holdings to fall as part of a broad market decline

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

Who May Want to Invest

Bond Fund is designed for investors who primarily seek current income while also seeking to preserve investment principal. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Bond Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

* The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten calendar years.

* The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

* The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell &
Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                    7.84%
1993                   13.19%
1994                   -5.76%
1995                   20.50%
1996                    3.20%
1997                    9.77%
1998                    7.27%
1999                   -1.08%
2000                    9.13%
2001                    7.51%

In the period shown in the chart, the highest quarterly return was 6.74%
(the second quarter of 1995) and the lowest quarterly return was -7.37%
(the first quarter of 1997). The Class A return for the year through
September 30, 2002 was 7.69%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of a broad-based securities market index that is unmanaged, and to a
Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The Fund's returns include the maximum sales charge for
Class A shares (5.75%) and the contingent deferred sales charge (CDSC), if applicable, for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and Sale of Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years  10 Years
                                                   (or Life  (or Life
as of December 31, 2001 (%)            1 Year      of Class) of Class)

Class A

Before Taxes                            1.33%          5.19%     6.27%

After Taxes on Distributions           -0.81%          2.77%     3.57%

After Taxes on Distributions
and Sale of Fund Shares                 1.58%[1]       3.42%     4.12%
Class B (began on 9-9-1999)

Before Taxes                            2.62%          5.30%

Class C (began on 9-9-1999)

Before Taxes                            6.62%[2]       6.46%

Class Y (began on 6-19-1995)

Before Taxes                            7.84%          6.71%     6.75%

Indexes

Salomon Brothers Broad
Investment Grade Index[3]               8.52%          7.44%     7.28%

Lipper Corporate Debt Funds
A-Rated Universe Average[4]             7.47%          6.23%     6.74%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this performance number does not reflect the effect of the
CDSC.

[3]Reflects no deduction for fees, expenses or taxes.

[4]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Bond Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A   Class B   Class C   Class Y
your investment)                  Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted      Class A   Class B   Class C   Class Y
from Fund assets)                 Shares    Shares    Shares    Shares

Management Fees                    0.52%     0.52%     0.52%     0.52%

Distribution and Service
(12b-1) Fees                       0.25%     1.00%     1.00%      None

Other Expenses                     0.26%[3]  0.39%[3]  0.38%[3]  0.21%

Total Annual Fund
Operating Expenses                 1.03%     1.91%     1.90%     0.73%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Restated for a change in the shareholder servicing fee that became effective December 1, 2001.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $674      $884    $1,111    $1,762

Class B Shares                      $594      $900    $1,132    $2,002[1]

Class C Shares                      $193[2]   $597    $1,026    $2,222

Class Y Shares                      $ 75      $233    $  406    $  906

If shares are not redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $674      $884    $1,111    $1,762

Class B Shares                      $194      $600    $1,032    $2,002[1]

Class C Shares                      $193      $597    $1,026    $2,222

Class Y Shares                      $ 75      $233    $  406    $  906

[1]Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this number does reflect the effect of the CDSC.

AN OVERVIEW OF THE FUND

Waddell & Reed Advisors Global Bond Fund, Inc.

GOALS

(formerly United High Income Fund II, Inc.(R)) seeks, as a
primary goal, a high level of current income. As a secondary goal, the
Fund seeks capital growth when consistent with its primary goal.

Principal Strategies

Global Bond Fund seeks to achieve its goals by investing primarily in a diversified portfolio of U.S. dollar-denominated debt securities of foreign and U.S. issuers. The Fund may invest in bonds of any maturity, although WRIMCO seeks to focus on the intermediate-term sector (generally, bonds with maturities ranging between one and ten years). The Fund invests primarily in issuers of countries that are members of the Organisation of
Economic Co-Operation and Development (OECD). The Fund may invest in securities issued by foreign or U.S. governments and in foreign or U.S.
companies of any size. Although the Fund invests, primarily, in investment grade securities, it may invest up to 35% of its total assets in lower quality bonds, commonly called junk bonds, that include bonds rated BB and below by S&P or comparable ratings issued by any Nationally Recognized
Statistical Rating Organization(s) (NRSRO(s)), or if unrated, judged by
WRIMCO to be of comparable quality. The Fund will typically invest in junk bonds of foreign issuers, and it will only invest in junk bonds if WRIMCO deems the risks to be consistent with the Fund's goals. The Fund may also invest in equity securities of foreign and U.S. issuers to achieve its secondary goal of capital growth.

WRIMCO may look at a number of factors in selecting securities for the
Fund's portfolio. These include:

* country analysis (economic, legislative/judicial and demographic trends)

* credit analysis of the issuer (financial strength, cash flow, management, strategy and accounting)

* maturity of the issue

* quality of the issue

* denomination of the issue (e.g. U.S. dollar, euro, yen)

* domicile of the issuer

Generally, in determining whether to sell a debt security, WRIMCO uses the same type of analysis that it uses in buying debt securities. For example,
WRIMCO may sell a holding if the issuer's financial strength declines to an unacceptable level or if management of the company weakens. As well,
WRIMCO may choose to sell an equity security if the issuer's growth potential has diminished. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

Because Global Bond Fund owns different types of securities, a variety of factors can affect its investment performance, such as:

* the earnings performance, credit quality and other conditions of the companies whose securities the Fund holds

* an increase in interest rates, which may cause the value of a bond held by the Fund, especially bonds with longer maturities, to decline

* changes in the maturities of bonds owned by the Fund

* changes in foreign exchange rates, which may affect the value of certain securities the Fund holds

* the susceptibility of lower-rated bonds to greater risks of non-payment or default, price volatility and lack of liquidity compared to higher-
  rated bonds

* adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
  Fund's holdings to fall as part of a broad market decline

* WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund's portfolio

Investing in foreign securities presents additional risks, such as foreign currency fluctuations and political or economic conditions affecting the foreign country. Accounting and disclosure standards also differ from country to country, which makes obtaining reliable research information more difficult. There is the possibility that, under unusual international monetary or political conditions, the Fund's assets might be more volatile than would be the case with other investments.

As well, market risk for small or medium sized companies may be greater than that for large companies. For example, smaller companies may have limited financial resources, limited product lines or inexperienced management.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

Who May Want to Invest

Global Bond Fund is designed for investors primarily seeking a high level of current income generated from a diversified portfolio consisting primarily of U.S. dollar-denominated fixed-income securities of U.S. and foreign issuers. The Fund is not suitable for all investors. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Global Bond Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

* The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten calendar years.

* The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

* The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Prior to September 18, 2000, the Fund sought to achieve its goals by investing primarily in junk bonds, with minimal investment in foreign securities. Accordingly, the performance information in the bar chart and performance table for periods prior to that date reflect the operations of the Fund under its former investment strategies and related policies.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell &
Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                   15.23%
1993                   17.39%
1994                   -4.07%
1995                   16.88%
1996                   11.93%
1997                   14.97%
1998                    2.69%
1999                    1.45%
2000                   -4.78%
2001                    8.74%

In the period shown in the chart, the highest quarterly return was 7.17%
(the first quarter of 1992) and the lowest quarterly return was -5.72%
(the third quarter of 1998). The Class A return for the year through
September 30, 2002 was -2.05%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of a broad-based securities market index that is unmanaged, and to a
Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The Fund's returns include the maximum sales charge for
Class A shares (5.75%) and the CDSC for Class B and Class C shares, if applicable, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and Sale of Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years   10 Years
                                                   (or Life    (or Life
as of December 31, 2001 (%)            1 Year      of Class)   of Class)

Class A

Before Taxes                            2.49%          3.17%     7.12%

After Taxes on Distributions            0.20%          0.01%     3.74%

After Taxes on Distributions
and Sale of Fund Shares                 2.33%          1.62%     4.66%

Class B (began on 10-6-1999)

Before Taxes                            3.70%          0.64%

Class C (began on 10-6-1999)

Before Taxes                            7.55%[1]       1.73%

Class Y (began on 2-27-1996)

Before Taxes                            9.11%          4.67%     5.52%

Indexes

Lehman Brothers U.S. Dollar-
Denominated Universal Index[2]          8.10%          7.17%     7.24%

Lipper Global Income Funds
Universe Average[3]                     2.63%          2.87%     4.77%

[1]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this performance number does not reflect the effect of the
CDSC.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Global Bond Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A   Class B   Class C   Class Y
your investment)                  Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted      Class A   Class B   Class C   Class Y
from Fund assets)                 Shares    Shares    Shares    Shares

Management Fees                    0.62%     0.62%     0.62%     0.62%

Distribution and Service
(12b-1) Fees                       0.25%     1.00%     1.00%      None

Other Expenses                     0.34%[3]  0.56%[3]  0.58%[3]  0.24%

Total Annual Fund
Operating Expenses                 1.21%     2.18%     2.20%     0.86%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Restated for a change in the shareholder servicing fee that became effective December 1, 2001.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $691      $937    $1,202    $1,957

Class B Shares                      $621      $982    $1,269    $2,265[1]

Class C Shares                      $223[2]   $688    $1,180    $2,534

Class Y Shares                      $ 88      $274    $  477    $1,061

If shares are not redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $691      $937    $1,202    $1,957

Class B Shares                      $221      $682    $1,169    $2,265[1]

Class C Shares                      $223      $688    $1,180    $2,534

Class Y Shares                      $ 88      $274    $  477    $1,061

[1]Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this number does reflect the effect of the CDSC.

AN OVERVIEW OF THE FUND

Waddell & Reed Advisors Government Securities Fund

GOAL

(formerly United Government Securities Fund, Inc.(R)) seeks as high a current income as is consistent with safety of principal.

Principal Strategies

Government Securities Fund seeks to achieve its goal by investing exclusively in debt securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities (U.S. Government securities). The
Fund invests in a diversified portfolio of U.S. Government securities, including Treasury issues and mortgage-backed securities. The Fund has no limitations on the range of maturities of the debt securities in which it may invest.

Principal Risks of Investing in the Fund

Because Government Securities Fund owns different types of fixed-income instruments, a variety of factors can affect its investment performance, such as:

* an increase in interest rates, which may cause the value of the Fund's fixed-income securities, especially bonds with longer maturities, to decline

* adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
  Fund's holdings to fall as part of a broad market decline

* prepayment of higher-yielding bonds and mortgage-backed securities

* WRIMCO's skill in evaluating and selecting securities for the Fund

As with any mutual fund, the value of the Fund's shares will change and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency. As well, not all
U.S. Government securities are backed by the full faith and credit of the
United States.

Who May Want to Invest

Government Securities Fund is designed for investors who seek current income and the relative security of investing in U.S. Government securities. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Government Securities Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

* The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten calendar years.

* The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

* The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell &
Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                    7.54%
1993                    9.99%
1994                   -3.88%
1995                   19.30%
1996                    1.77%
1997                    9.16%
1998                    7.49%
1999                   -0.64%
2000                   11.30%
2001                    6.74%

In the period shown in the chart, the highest quarterly return was 6.02%
(the second quarter of 1995) and the lowest quarterly return was -3.32%
(the first quarter of 1994). The Class A return for the year through
September 30, 2002 was 8.55%.

Average Annual Total Returns

The table below compares the Fund's average annual returns to that of a broad-based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The Fund's returns include the maximum sales charge for Class A shares (4.25%) and the CDSC for Class B and Class C shares, if applicable, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and Sale of Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years    10 Years
                                                   (or Life    (or Life
as of December 31, 2001 (%)            1 Year      of Class)   of Class)

Class A

Before Taxes                            2.20%          5.81%     6.19%

After Taxes on Distributions            0.20%          3.44%     3.79%

After Taxes on Distributions
and Sale of Fund Shares                 2.07%          3.93%     4.18%

Class B (began on 10-4-1999)

Before Taxes                            1.79%          5.89%

Class C (began on 10-8-1999)

Before Taxes                            5.94%[1]       7.27%

Class Y (began on 9-27-1995)

Before Taxes                            7.04%          7.03%     6.87%

Indexes

Salomon Brothers Treasury/
Government Sponsored/
Mortgage Bond Index[2]                  7.69%          7.45%     7.17%

Lipper General U. S. Government
Funds Universe Average[3]               6.17%          6.35%     6.27%

[1]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this performance number does not reflect the effect of the
CDSC.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Government Securities Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A   Class B   Class C   Class Y
your investment)                  Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 4.25%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted      Class A   Class B   Class C   Class Y
from Fund assets)                 Shares    Shares    Shares    Shares

Management Fees                    0.50%     0.50%     0.50%     0.50%

Distribution and Service
(12b-1) Fees                       0.25%     1.00%     1.00%      None

Other Expenses                     0.30%[3]  0.40%[3]  0.34%[3]  0.25%

Total Annual Fund
Operating Expenses                 1.05%     1.90%     1.84%     0.75%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Restated for a change in the shareholder servicing fee that became effective December 1, 2001.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $528      $745    $  980    $1,653

Class B Shares                      $593      $897    $1,126    $1,999[1]

Class C Shares                      $187[2]   $579    $  995    $2,159

Class Y Shares                      $ 77      $240    $  417    $  930

If shares are not redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $528      $745    $  980    $1,653

Class B Shares                      $193      $597    $1,026    $1,999[1]

Class C Shares                      $187      $579    $  995    $2,159

Class Y Shares                      $ 77      $240    $  417    $  930

[1]Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this number does reflect the effect of the CDSC.

AN OVERVIEW OF THE FUND

Waddell & Reed Advisors High Income Fund, Inc.

GOALS

(formerly United High Income Fund, Inc.(R)) seeks, as a primary goal, a high level of current income. As a secondary goal, the Fund seeks capital growth when consistent with its primary goal.

Principal Strategies

High Income Fund seeks to achieve its goals by investing primarily in a diversified portfolio of high-yield, high-risk, fixed-income securities of
U.S. and foreign issuers, the risks of which are, in the judgment of
WRIMCO, consistent with the Fund's goals. The Fund invests primarily in lower quality bonds, commonly called junk bonds, that include bonds rated
BB and below by S&P or Ba and below by Moody's or, if unrated, deemed by
WRIMCO to be of comparable quality. The Fund may invest an unlimited amount of its total assets in junk bonds. As well, the Fund may invest in bonds of any maturity and may invest in companies of any size.

The Fund may invest up to 20% of its total assets in common stocks in order to seek capital growth. The Fund emphasizes a blend of value and growth in its selection of common stocks. Value stocks are those which
WRIMCO believes are currently selling below their true worth. Growth stocks are those whose earnings WRIMCO believes are likely to grow faster than the economy.

WRIMCO may look at a number of factors in selecting securities for the
Fund. These include an issuer's past, current and estimated future:

*  financial strength

*  growth of operating cash flows

*  strength of management

*  borrowing requirements

*  responsiveness to changes in interest rates and business conditions

Generally, in determining whether to sell a debt security, WRIMCO uses the same type of analysis that it uses in buying debt securities. For example,
WRIMCO may sell a holding if the issuer's financial strength declines, or is anticipated to decline, to an unacceptable level or if management of the company weakens. As well, WRIMCO may choose to sell an equity security if the issuer's growth potential has diminished. WRIMCO may sell a security if the competitive conditions of a particular industry have increased, and it believes the Fund should, therefore, reduce its exposure to such industry. WRIMCO may also sell a security if, in its opinion, the price of the security has risen to reflect the company's improved creditworthiness and other investments with greater potential exist.
WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

Because High Income Fund owns different types of securities, a variety of factors can affect its investment performance, such as:

* the earnings performance, credit quality and other conditions of the companies whose securities the Fund holds

* the susceptibility of junk bonds to greater risks of non-payment or default, price volatility and lack of liquidity compared to higher-rated bonds

* an increase in interest rates, which may cause the value of a bond held by the Fund, especially bonds with longer maturities, to decline

* the mix of securities in the Fund, particularly the relative weightings in, and exposure to, different sectors and industries

* changes in the maturities of bonds owned by the Fund

* adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
  Fund's holdings to fall as part of a broad market decline

* WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund's portfolio

Market risk for small or medium sized companies may be greater than that for large companies. For example, smaller companies may have limited financial resources, limited product lines or inexperienced management.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

Who May Want to Invest

High Income Fund is designed for investors who primarily seek a level of current income that is higher than is normally available with securities in the higher rated categories and, secondarily, seek capital growth when consistent with the goal of income. The Fund is not suitable for all investors. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

High Income Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

* The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten calendar years.

* The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

* The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell &
Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                   16.33%
1993                   17.69%
1994                   -3.66%
1995                   17.80%
1996                   11.88%
1997                   14.32%
1998                    3.88%
1999                    2.92%
2000                   -6.47%
2001                    6.71%

In the period shown in the chart, the highest quarterly return was 7.44%
(the first quarter of 1992) and the lowest quarterly return was -5.18%
(the third quarter of 1998). The Class A return for the year through
September 30, 2002 was -2.97%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of a broad-based securities market index that is unmanaged, and to a
Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The Fund's returns include the maximum sales charge for
Class A shares (5.75%) and the CDSC for Class B and Class C shares, if applicable, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and Sale of Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                 5 Years       10 Years
                                                   (or Life     (or Life
as of December 31, 2001 (%)            1 Year      of Class)    of Class)

Class A

Before Taxes                            0.57%          2.83%     7.20%

After Taxes on Distributions           -3.86%         -0.83%     3.51%

After Taxes on Distributions
and Sale of Fund Shares                 0.82%[1]       1.22%     4.64%

Class B (began on 10-4-1999)

Before Taxes                            1.81%         -0.95%

Class C (began on 10-4-1999)

Before Taxes                            5.75%[2]       0.19%

Class Y (began on 1-4-1996)

Before Taxes                            7.00%          4.27%     5.43%

Indexes

Salomon Brothers High Yield
Market Index[3]                         5.44%          3.48%     8.00%

Lipper High Current Yield
Funds Universe Average[4]               1.79%          1.39%     6.54%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this performance number does not reflect the effect of the
CDSC.

[3]Reflects no deduction for fees, expenses or taxes.

[4]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

High Income Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A   Class B   Class C   Class Y
your investment)                  Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted      Class A   Class B   Class C   Class Y
from Fund assets)                 Shares    Shares    Shares    Shares

Management Fees                    0.62%     0.62%     0.62%     0.62%

Distribution and Service
(12b-1) Fees                       0.25%     1.00%     1.00%      None

Other Expenses                     0.26%[3]  0.49%[3]  0.49%[3]  0.21%

Total Annual Fund
Operating Expenses                 1.13%     2.11%     2.11%     0.83%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Restated for a change in the shareholder servicing fee that became effective December 1, 2001.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $684      $913    $1,161    $1,871

Class B Shares                      $614      $961    $1,234    $2,189[1]

Class C Shares                      $214[2]   $661    $1,134    $2,441

Class Y Shares                      $ 85      $265     $ 460    $1,025

If shares are not redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $684      $913    $1,161    $1,871

Class B Shares                      $214      $661    $1,134    $2,189[1]

Class C Shares                      $214      $661    $1,134    $2,441

Class Y Shares                      $ 85      $265     $ 460    $1,025

[1]Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this number does reflect the effect of the CDSC.

AN OVERVIEW OF THE FUND

Waddell & Reed Advisors Limited-Term Bond Fund

GOAL

seeks to provide current income consistent with preservation of capital.

Principal Strategies

Limited-Term Bond Fund seeks to achieve its goal by investing primarily in investment-grade debt securities of U.S. issuers, including U.S.
Government securities, corporate debt securities, collateralized mortgage obligations (CMOs) and other asset-backed securities. The Fund seeks to identify relative value opportunities between these sectors of the fixed-
income market. Investment grade debt securities include bonds rated BBB and higher by S&P and Baa and higher by Moody's or, if unrated, judged by
WRIMCO to be of comparable quality. The Fund maintains a dollar-weighted average maturity of not less than one year and not more than five years, and the Fund may invest in companies of any size.

WRIMCO may look at a number of factors in selecting securities for the
Fund's portfolio. These include:

* the security's current coupon

* the maturity of the security

* the relative value of the security based on historical yield information

* the creditworthiness of the particular issuer (if not backed by the full faith and credit of the U.S. Treasury)

* prepayment risks for mortgage-backed securities and other debt securities with call provisions

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that it uses in buying securities, including review of the security's valuation and the issuer's creditworthiness. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

A variety of factors can affect the investment performance of Limited-Term
Bond Fund. These include:

* an increase in interest rates, which may cause the value of the Fund's fixed-income securities, especially bonds with longer maturities, to decline

* the credit quality, earnings performance and other conditions of the issuers whose securities the Fund holds

* prepayment of higher-yielding bonds and mortgage-backed securities held by the Fund

* adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
  Fund's holdings to fall as part of a broad market decline

* WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund

Market risk for small or medium sized companies may be greater than that for large companies. For example, smaller companies are more likely to have limited financial resources, limited product lines or inexperienced management.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

Who May Want to Invest

Limited-Term Bond Fund is designed for investors seeking current income consistent with preservation of capital. You should consider whether the
Fund fits your particular investment objectives.

PERFORMANCE

Limited-Term Bond Fund

The Fund has not been in operation for a full calendar year; therefore, no performance information is provided in this section.

FEES AND EXPENSES

Limited-Term Bond Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A   Class B   Class C   Class Y
your investment)                  Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 4.25%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted      Class A   Class B   Class C   Class Y
from Fund assets)                 Shares    Shares    Shares    Shares

Management Fees[3]                 0.50%     0.50%     0.50%     0.50%

Distribution and Service
(12b-1) Fees                       0.25%     1.00%     1.00%      None

Other Expenses                     0.41%     0.57%     0.57%     0.42%

Total Annual Fund
Operating Expenses                 1.16%     2.07%     2.07%     0.92%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]The expenses shown for Management Fees reflect the maximum annual fee payable; however, WRIMCO has voluntarily agreed to waive its investment management fee on any day if the Fund's net assets are less than $25 million, subject to WRIMCO's right to change or terminate this waiver.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                      1 Year        3 Years

Class A Shares                           $538           $778

Class B Shares                           $610           $949

Class C Shares                           $210[1]        $649

Class Y Shares                           $ 94           $293

If shares are not redeemed
at end of period:                      1 Year        3 Years

Class A Shares                           $538           $778

Class B Shares                           $210           $649

Class C Shares                           $210           $649

Class Y Shares                           $ 94           $293

[1]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this number does reflect the effect of the CDSC.

AN OVERVIEW OF THE FUND

Waddell & Reed Advisors Municipal Bond Fund, Inc.

GOAL

(formerly United Municipal Bond Fund, Inc.(R)) seeks to provide income that is not subject to Federal income tax.

Principal Strategies

Municipal Bond Fund seeks to achieve its goal by investing primarily in tax-exempt municipal bonds, mainly of investment grade and of any maturity. Municipal bonds mean obligations the interest on which is not includable in gross income for Federal income tax purposes. However, a significant portion, up to 40%, of the Fund's dividends paid to shareholders each year may be a tax preference item for purposes of the
Federal alternative minimum tax (AMT).

The Fund diversifies its holdings between two main types of municipal bonds:

* general obligation bonds, which are backed by the full faith, credit and taxing power of the governmental authority

* revenue bonds, which are payable only from specific sources, such as the revenue from a particular project, a special tax, lease payments and/or appropriated funds. Revenue bonds include certain private activity bonds
  (PABs), which finance privately operated facilities. Revenue bonds also include housing bonds that finance pools of single family home mortgages and multi-family project mortgages

WRIMCO attempts to enhance performance by utilizing investment opportunities presented by the shape and slope of the yield curve. As an overlay to this core strategy, WRIMCO attempts to identify relative value opportunities between states, sectors, ratings categories and security structures. WRIMCO may look at a number of factors in selecting securities for the Fund's portfolio. These include:

* the security's current coupon

* the maturity of the security

* the relative value of the security

* the creditworthiness of the particular issuer or of the private company involved

* the structure of the security, including whether it has a put or a call feature

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that is used in buying securities in order to determine whether the security continues to be a desired investment for the Fund.
WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

Because Municipal Bond Fund primarily owns different types of securities issued by municipal authorities, a variety of factors can affect its investment performance, such as:

* an increase in interest rates, which may cause the value of a bond held by the Fund, especially bonds with longer maturities and zero coupon bonds, to decline

* prepayment of asset-backed securities or mortgage-backed securities
  (prepayment risk)

* prepayment of higher-yielding bonds when interest rates decline
  (optional call risk)

* changes in the maturities of bonds owned by the Fund

* the credit quality of the issuers whose securities the Fund owns or of the private companies involved in PAB-financed projects

* the local economic, political or regulatory environment affecting bonds owned by the Fund, including legislation affecting the tax status of municipal bond interest

* failure of a bond's interest to qualify as tax-exempt

* adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
  Fund's holdings to fall as part of a broad market decline

* WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund's portfolio

A significant portion of the Fund's dividends attributable to municipal bond interest may be a tax preference item; this would have the effect of reducing the Fund's return to any investor whose AMT liability was increased by the Fund's dividends.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

Who May Want to Invest

Municipal Bond Fund is designed for investors seeking current income that is primarily free from Federal income tax, through a diversified portfolio. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Municipal Bond Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

* The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten calendar years.

* The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

* The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell &
Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                    9.53%
1993                   14.30%
1994                   -7.14%
1995                   20.17%
1996                    4.12%
1997                   10.23%
1998                    5.20%
1999                   -5.50%
2000                    9.93%
2001                    1.86%

In the period shown in the chart, the highest quarterly return was 8.87%
(the first quarter of 1995) and the lowest quarterly return was -6.48%
(the first quarter of 1994). The Class A return for the year through
September 30, 2002 was 9.99%.

Average Annual Total Returns

The table below compares the Fund's average annual returns to that of a broad-based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The Fund's returns include the maximum sales charge for Class A shares (4.25%) and the CDSC for Class B and Class C shares, if applicable, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and Sale of Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years   10 Years
                                                   (or Life    (or Life
as of December 31, 2001 (%)            1 Year      of Class)   of Class)

Class A

Before Taxes                           -2.47%          3.28%     5.51%
After Taxes on Distributions           -2.52%          3.01%     5.02%
After Taxes on Distributions
and Sale of Fund Shares                 0.19%[1]       3.54%[1]  5.31%
Class B (began on 10-5-1999)

Before Taxes                           -2.88%          2.10%

Class C (began on 10-7-1999)

Before Taxes                            0.98%[2]       3.36%

Class Y (began on 12-30-1998)

Before Taxes                            2.01%          2.02%

Indexes

Lehman Brothers Municipal
Bond Index[3]                           5.13%          5.98%     6.63%

Lipper General Municipal Debt
Funds Universe Average[4]               3.90%          4.78%     5.85%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this performance number does not reflect the effect of the
CDSC.

[3]Reflects no deduction for fees, expenses or taxes.

[4]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Municipal Bond Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A   Class B   Class C   Class Y
your investment)                  Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 4.25%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted      Class A   Class B   Class C   Class Y
from Fund assets)                 Shares    Shares    Shares    Shares

Management Fees                    0.52%     0.52%     0.52%     0.52%

Distribution and Service
(12b-1) Fees                       0.25%     1.00%     1.00%      None

Other Expenses                     0.12%[3]  0.21%[3]  0.22%[3]  0.18%

Total Annual Fund
Operating Expenses                 0.89%     1.73%     1.74%     0.70%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Restated for a change in the shareholder servicing fee that became effective December 1, 2001.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $512      $697     $ 897    $1,474

Class B Shares                      $576      $845    $1,039    $1,817[1]

Class C Shares                     $177[2]    $548     $ 944    $2,052

Class Y Shares                      $ 72      $224     $ 390     $ 871

If shares are not redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $512      $697     $ 897    $1,474

Class B Shares                      $176      $545     $ 939    $1,817[1]

Class C Shares                      $177      $548     $ 944    $2,052

Class Y Shares                      $ 72      $224     $ 390     $ 871

[1]Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this number does reflect the effect of the CDSC.

AN OVERVIEW OF THE FUND

Waddell & Reed Advisors

Municipal High Income Fund, Inc.

GOAL

(formerly United Municipal High Income Fund, Inc.(R)) seeks to provide a high level of income that is not subject to Federal income tax.

Principal Strategies

Municipal High Income Fund seeks to achieve its goal by investing in a diversified portfolio of tax-exempt municipal bonds. Municipal bonds mean obligations the interest on which is not includable in gross income for
Federal income tax purposes. However, a significant portion, up to 40%, of the Fund's dividends paid to shareholders each year may be a tax preference item for purposes of the AMT.

The Fund invests primarily in bonds rated in the lower tier of investment grade (BBB by S&P and Baa by Moody's) or lower, including bonds rated below investment grade, or junk bonds, typically rated BB and lower by S&P and Ba and lower by Moody's, or, if unrated, judged by WRIMCO to be of similar quality. As well, the Fund typically invests in municipal bonds with remaining maturities of 10 to 30 years.

The Fund diversifies its holdings between two main types of municipal bonds:

* general obligation bonds, which are backed by the full faith, credit and taxing power of the governmental authority

* revenue bonds, which are payable only from specific sources, such as the revenue from a particular project or a special tax. Revenue bonds include certain PABs, which finance privately operated facilities

WRIMCO may look at a number of factors in selecting securities for the
Fund's portfolio. These include:

* the security's current coupon

* the maturity of the security

* the relative value and market yield of the security

* the creditworthiness of the particular issuer or of the private company involved

* the structure of the security, including whether it has a put or a call feature

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that is used when buying securities in order to determine whether the security continues to be a desired investment for the Fund, including consideration of the security's current credit quality. As well,
WRIMCO may sell a security to take advantage of more attractive investment opportunities or to raise cash.

The Fund may invest significantly in PABs in general, in revenue bonds payable from similar projects and in municipal bonds of issuers located in the same geographic area.

Principal Risks of Investing in the Fund

Because Municipal High Income Fund owns different types of tax-exempt securities, a variety of factors can affect its investment performance, such as:

* an increase in interest rates, which may cause the value of the Fund's securities, especially bonds with longer maturities, to decline

* the credit quality of the issuers whose securities the Fund owns or of the private companies involved in PAB-financed projects

* changes in the maturities of bonds owned by the Fund

* prepayment of asset-backed securities or other higher-yielding bonds held by the Fund (prepayment risk)

* the local economic, political or regulatory environment affecting bonds owned by the Fund

* failure of a bond's interest to qualify as tax-exempt

* legislation affecting the tax status of municipal bond interest

* adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
  Fund's holdings to fall as part of a broad market decline

* WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund's portfolio

A significant portion of the Fund's dividends attributable to municipal bond interest may be a tax preference item; this would have the effect of reducing the Fund's return to any investor whose AMT liability was increased by the Fund's dividends.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

Who May Want to Invest

Municipal High Income Fund is designed for investors seeking current income that is primarily free from Federal income tax and that is higher than is normally available with securities in the higher-rated categories.
The Fund is not suitable for all investors. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Municipal High Income Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

* The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten calendar years.

* The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

* The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell &
Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                   10.15%
1993                   13.19%
1994                   -3.12%
1995                   16.74%
1996                    6.90%
1997                   11.77%
1998                    6.82%
1999                   -5.20%
2000                    5.39%
2001                    5.17%

In the period shown in the chart, the highest quarterly return was 8.48%
(the fourth quarter of 1998) and the lowest quarterly return was -3.93%
(the first quarter of 1994). The Class A return for the year through
September 30, 2002 was 5.58%.

Average Annual Total Returns

The table below compares the Fund's average annual returns to that of a broad-based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The Fund's returns include the maximum sales charge for Class A shares (4.25%) and the CDSC for Class B and Class C shares, if applicable, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and Sale of Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years   10 Years
                                                   (or Life    (or Life
as of December 31, 2001 (%)            1 Year      of Class)   of Class)

Class A

Before Taxes                            0.70%          3.73%     6.12%
After Taxes on Distributions            0.64%          3.50%     5.89%
After Taxes on Distributions
and Sale of Fund Shares                 2.50%[1]       4.09%[1]  6.10%
Class B (began on 10-5-1999)

Before Taxes                            0.30%          1.20%

Class C (began on 10-8-1999)

Before Taxes                            4.36%[2]       2.46%

Class Y (began on 12-30-1998)

Before Taxes                            5.03%          1.67%

Indexes

Lehman Brothers Municipal
Bond Index[3]                           5.13%          5.98%     6.63%

Lipper High Yield Municipal
Debt Funds Universe Average[4]          4.95%          3.77%     5.25%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this performance number does not reflect the effect of the
CDSC.

[3]Reflects no deduction for fees, expenses or taxes.

[4]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Municipal High Income Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A   Class B   Class C   Class Y
your investment)                  Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 4.25%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted      Class A   Class B   Class C   Class Y
from Fund assets)                 Shares    Shares    Shares    Shares

Management Fees                    0.52%     0.52%     0.52%     0.52%

Distribution and Service
(12b-1) Fees                       0.25%     1.00%     1.00%      None

Other Expenses                     0.26%[3]  0.34%[3]  0.32%[3]  0.31%

Total Annual Fund
Operating Expenses                 1.03%     1.86%     1.84%     0.83%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Restated for a change in the shareholder servicing fee that became effective December 1, 2001.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years
Class A Shares                      $526      $739     $ 969    $1,631
Class B Shares                      $589      $885    $1,106    $1,961[1]
Class C Shares                      $187[2]   $579     $ 995    $2,159
Class Y Shares                      $ 85      $265     $ 460    $1,025
If shares are not redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years
Class A Shares                      $526      $739     $ 969    $1,631
Class B Shares                      $189      $585    $1,006    $1,961[1]
Class C Shares                      $187      $579     $ 995    $2,159
Class Y Shares                      $ 85      $265     $ 460    $1,025

[1]Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this number does reflect the effect of the CDSC.

AN OVERVIEW OF THE FUND

Waddell & Reed Advisors Cash Management, Inc.

GOAL

(formerly United Cash Management, Inc.(R)) seeks maximum current income consistent with stability of principal.

Principal Strategies

Cash Management seeks to achieve its goal by investing in U.S. dollar-
denominated, high-quality money market obligations and instruments. High quality indicates that the securities will be rated A-1 or A-2 by S&P or
Prime-1 or Prime-2 by Moody's, or if unrated, will be of comparable quality as determined by WRIMCO. The Fund seeks, as well, to maintain a
NAV of $1.00 per share. The Fund maintains a dollar-weighted average maturity of 90 days or less, and the Fund invests only in securities with a remaining maturity of not more than 397 calendar days.

Principal Risks of Investing in the Fund

Because Cash Management owns different types of money market obligations and instruments, a variety of factors can affect its investment performance, such as:

* an increase in interest rates, which can cause the value of the Fund's holdings, especially securities with longer maturities, to decline

* the credit quality and other conditions of the issuers whose securities the Fund holds

* adverse bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Fund's holdings to fall as part of a broad market decline

* WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund.

An investment in the Fund is not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other government agency. Although the
Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Who May Want to Invest

Cash Management is designed for investors who are risk-averse and seek to preserve principal while earning current income and saving for short-term needs. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Cash Management

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing the Fund's average annual total returns for the periods shown.

* The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten calendar years.

* The performance table shows average annual total returns for each class.

* The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell &
Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                    3.16%
1993                    2.38%
1994                    3.47%
1995                    5.30%
1996                    4.74%
1997                    4.91%
1998                    4.97%
1999                    4.61%
2000                    5.82%
2001                    3.68%

In the period shown in the chart, the highest quarterly return was 1.57%
(the fourth quarter of 2000) and the lowest quarterly return was 0.52%
(the fourth quarter of 2001). The Class A return for the year through
September 30, 2002 was 0.87%. As of December 31, 2001, the 7-day yield was
1.40%. Yields are compiled by annualizing the average daily dividend per share during the time period for which the yield is presented.

Average Annual Total Returns

as of December 31, 2001 (%)       1 Year   5 Years  10 Years  Life of Class[1]

Class A                            3.68%     4.80%     4.30%

Class B (began on 9-9-1999)       -1.23%                         2.62%

Class C (began on 9-9-1999)        2.78%[1]                      3.79%

[1]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this performance number does not reflect the effect of the
CDSC.

FEES AND EXPENSES

Cash Management

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from              Class A        Class B   Class C
your investment)                       Shares         Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                       None           None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                        None             5%        1%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

Annual Fund Operating Expenses

(expenses that are deducted           Class A        Class B   Class C
from Fund assets)                      Shares         Shares    Shares

Management Fees                         0.40%          0.40%     0.40%

Distribution and Service
(12b-1) Fees                             None          1.00%     1.00%

Other Expenses                          0.38%          0.30%     0.35%

Total Annual Fund
Operating Expenses                      0.78%          1.70%     1.75%

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $ 80      $249     $ 433     $ 966

Class B Shares                      $573      $836    $1,023    $1,763[1]

Class C Shares                      $178[2]   $551     $ 949    $2,062

If shares are not redeemed
at end of period:                 1 Year   3 Years   5 Years  10 Years

Class A Shares                      $ 80      $249     $ 433     $ 966

Class B Shares                      $173      $536     $ 923    $1,763[1]

Class C Shares                      $178      $551     $ 949    $2,062

[1]Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

[2]A 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after the purchase date.
Solely for purposes of determining the number of months from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.
Therefore, this number does reflect the effect of the CDSC.

THE INVESTMENT PRINCIPLES OF THE FUNDS

Investment Goals, Principal Strategies and Other Investments

Waddell & Reed Advisors Bond Fund

The goal of Bond Fund is a reasonable return with emphasis on preservation of capital. The Fund seeks to achieve this goal by investing primarily in a diversified portfolio of highly rated debt securities, and to a lesser extent, in non-investment grade securities, convertible securities and debt securities with warrants attached. The Fund may use various techniques, such as investing in put bonds, to manage the duration of its holdings. As a result, as interest rates rise, the duration (price sensitivity to rising interest rates) of the Fund's holdings will typically decline. There is no guarantee, however, that the Fund will achieve its goal.

The Fund will, under normal market conditions, invest at least 80% of its net assets in bonds, including corporate bonds and securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

The Fund may invest, to a limited extent, in junk bonds, which are more susceptible to the risk of non-payment or default, and their prices may be more volatile than higher-rated bonds. The Fund may also invest in foreign securities, which present additional risks such as currency fluctuations and political or economic conditions affecting the foreign country.

When WRIMCO believes that a defensive position is desirable, due to present or anticipated market or economic conditions, it may take a number of actions: sell longer-term bonds and buy shorter-term bonds or invest in money market instruments. By taking a temporary defensive position, the
Fund may not achieve its investment objective.

Waddell & Reed Advisors Global Bond Fund

The primary goal of the Global Bond Fund is to earn a high level of current income. As a secondary goal, the Fund seeks capital growth when consistent with the primary goal. The Fund seeks to achieve these goals by investing primarily in a diversified portfolio of U.S. dollar-denominated debt securities of U.S. and foreign issuers, including government-issued securities. There is no guarantee, however, that the Fund will achieve its goals.

The Fund primarily owns debt securities; however, the Fund may also own, to a lesser extent, preferred stocks, common stocks and convertible securities. The bonds may be of any maturity but will primarily be of intermediate term (generally, maturities ranging between one and ten years) and of investment grade. The Fund may, however, invest up to 35% of its total assets in bonds, typically foreign issues, in the lower rating categories of the NRSROs, or unrated securities determined by WRIMCO to be of comparable quality. Lower quality debt securities, which include junk bonds, are considered to be speculative and involve greater risk of default or price changes due to changes in the issuer's creditworthiness.

During normal market conditions, the Fund invests at least 65% of its total assets in issuers of at least three countries, which may include the
U.S. The Fund generally limits its holdings so that no more than 30% of its total assets are invested in issuers within a single country outside the U.S. Typically, the Fund invests no more than 10% of its total assets in securities denominated in foreign currencies.

During normal market conditions, the Fund invests at least 80% of its net assets in bonds. The Fund limits its acquisition of common stocks so that no more than 20% of its total assets will consist of common stocks and no more than 10% of its total assets will consist of non-dividend-paying common stocks.

When WRIMCO believes that a full or partial temporary defensive position is desirable, due to present or anticipated market or economic conditions,
WRIMCO may take any one or more of the following steps with respect to the assets in the Fund's portfolio:

* shorten the average maturity of the Fund's debt holdings

* hold cash or cash equivalents (short-term investments, such as commercial paper and certificates of deposit)

By taking a temporary defensive position in any one or more of these manners, the Fund may not achieve its investment objectives.

Waddell & Reed Advisors Government Securities Fund

The goal of Government Securities Fund is to seek as high a current income as is consistent with safety of principal. The Fund seeks to achieve its goal by investing exclusively in a diversified portfolio of U.S.
Government securities. U.S. Government securities are high-quality instruments issued or guaranteed as to principal or interest by the U.S.
Treasury or by an agency or instrumentality of the U.S. Government. There is no guarantee, however, that the Fund will achieve its goal.

Not all U.S. Government securities are backed by the full faith and credit of the United States. Some are backed by the right of the issuer to borrow from the U.S. Treasury; others are backed by the discretionary authority of the U.S. Government to purchase the agency's obligations; and others are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment.

The Fund may invest a significant portion of its assets in mortgage-backed securities guaranteed by the U.S. Government or one of its agencies or instrumentalities. The Fund invests in securities of agencies or instrumentalities only when WRIMCO is satisfied that the credit risk is acceptable.

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that is used in buying securities of that type. For example, WRIMCO may sell a security if it believes the security no longer provides significant income potential or if the safety of the principal is weakened. As well, WRIMCO may sell a security to take advantage of more attractive investment opportunities or to raise cash.

When WRIMCO believes that a temporary defensive position is desirable, the
Fund may increase its investments in U.S. Treasury securities and/or increase its cash position. By taking a temporary defensive position, the
Fund may not achieve its investment objective.

Waddell & Reed Advisors High Income Fund

The primary goal of High Income Fund is to earn a high level of current income. As a secondary goal, the Fund seeks capital growth when consistent with the primary goal. The Fund seeks to achieve these goals by investing primarily in a diversified portfolio of high-yield, high-risk, fixed income securities, the risks of which are, in the judgment of WRIMCO, consistent with the Fund's goals. There is no guarantee, however, that the
Fund will achieve its goals.

The Fund primarily owns debt securities; however, it may also own, to a lesser degree, preferred stocks, common stocks and convertible securities.
In general, the high income that the Fund seeks is paid by debt securities rated in the lower rating categories of the NRSROs or unrated securities that are determined by WRIMCO to be of comparable quality; these include bonds rated BB or lower by S&P, or Ba or lower by Moody's. Lower-quality debt securities, which include junk bonds, are considered to be speculative and involve greater risk of default or price changes due to changes in the issuer's creditworthiness. The market prices of these securities may fluctuate more than higher-quality securities and may decline significantly in periods of general economic difficulty.

The Fund limits its acquisition of common stocks so that no more than 20%
of its total assets will consist of common stocks and no more than 10% of its total assets will consist of non-dividend-paying common stocks.

The Fund may invest an unlimited amount of its assets in foreign securities. At this time, however, the Fund does not intend to invest a significant amount of its assets in foreign securities.

When WRIMCO believes that a full or partial temporary defensive position is desirable, due to present or anticipated market or economic conditions,
WRIMCO may take any one or more of the following steps with respect to the assets in the Fund's portfolio:

* shorten the average maturity of the Fund's debt holdings

* hold cash or cash equivalents (short-term investments, such as commercial paper and certificates of deposit)

* emphasize high-grade debt securities

By taking a temporary defensive position in any one or more of these manners, the Fund may not achieve its investment objectives.

Waddell & Reed Advisors Limited-Term Bond Fund

The goal of Limited-Term Bond Fund is to provide current income consistent with preservation of capital. The Fund seeks to achieve its goal by primarily investing in a diversified portfolio of investment-grade, limited-term debt securities of U.S. issuers, including corporate debt securities, CMOs and other asset-backed securities, and U.S. Government securities. Under normal market conditions, the Fund will invest at least
80% of its net assets in bonds with limited-term maturities; the Fund maintains a dollar-weighted average maturity of not less than one year and not more than five years. The Fund may also own, to a lesser extent, common stocks and convertible securities, including convertible preferred stocks in certain circumstances. There is no guarantee, however, that the
Fund will achieve its goal.

The maturity of an asset-backed security is the estimated average life of the security based on certain prescribed models or formulas used by
WRIMCO. The maturity of other types of debt securities is the earlier of the call date or the maturity date, as appropriate.

When WRIMCO believes that a temporary defensive position is desirable, it may take certain steps with respect to the Fund's assets, including any one or more of the following:

* shorten the average maturity of its investments

* increase its holdings in short-term investments, cash or cash equivalents

* invest up to all of the Fund's assets in U.S. Treasury securities

By taking a temporary defensive position the Fund may not achieve its investment objective.

Waddell & Reed Advisors Municipal Bond Fund

The goal of Municipal Bond Fund is to provide income that is not subject to Federal income tax. The Fund seeks to achieve this goal by investing primarily in a diversified portfolio of municipal bonds. There is no guarantee, however, that the Fund will achieve its goal.

At least 80% of the Fund's net assets will be invested, during normal market conditions, in municipal bonds of investment grade. As used in this
Prospectus, municipal bonds mean obligations the interest on which is not includable in gross income for Federal income tax purposes. The Fund and
WRIMCO rely on the opinion of bond counsel for the issuer in determining whether the interest on such issuer's obligations is excludable from gross income for Federal income tax purposes. The Fund anticipates that not more than 40% of the dividends it will pay to shareholders, annually, will be treated as a tax preference item for AMT purposes.

Municipal bonds are issued by a wide range of state and local governments, agencies and authorities for various purposes. The two main types of municipal bonds are general obligation bonds and revenue bonds. For general obligation bonds, the issuer has pledged its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from specific sources; these may include revenues from a particular project or class of projects, a special tax, lease payments, appropriated funds or other revenue source. PABs are revenue bonds issued by or on behalf of public authorities to obtain funds to finance privately operated facilities. The Fund may invest 25% or more of its total assets in PABs, in securities the payment of principal and interest on which is derived from revenue of similar projects, or in municipal bonds of issuers located in the same geographic area. The Fund will not, however, have more than 25% of its total assets in PABs issued for any one industry or in any one state. Other municipal obligations include lease obligations of municipal authorities or entities and participations in these obligations and housing bonds that finance pools of single family home mortgages and multi-family project mortgages.

The Fund does, and may in the future, hold a significant portion of its assets in municipal bonds for which the applicable interest rate formula varies inversely with prevailing interest rates or otherwise may expose the bond to greater sensitivity to interest rate changes.

The Fund may invest up to 10% of its total assets in taxable debt securities other than municipal bonds. These must be either:

*  U.S. Government securities

*  obligations of domestic banks and certain savings and loan associations

*  commercial paper rated at least A by S&P or Moody's

*  any of the foregoing obligations subject to repurchase agreements

Subject to its policies regarding the amount of Fund assets invested in municipal bonds and taxable debt securities and its other investment limitations, the Fund may invest in other types of securities and use certain other instruments in seeking to achieve the Fund's goal.

When WRIMCO believes that a temporary defensive position is desirable, it may take certain steps with respect to the Fund's assets, including any one or more of the following:

* shorten the average maturity of the Fund's investments

* hold taxable obligations, subject to the limitations stated above

* emphasize debt securities of a higher quality than those the Fund would ordinarily hold

* hedge exposure to interest rate risk by investing in futures contracts, options on futures contracts and other similar derivative instruments

Income from taxable obligations, repurchase agreements and derivative instruments will be subject to Federal income tax. At this time, the Fund has limited exposure to futures contracts and similar derivative instruments.

By taking a temporary defensive position, the Fund may not achieve its investment objective.

Waddell & Reed Advisors Municipal High Income Fund

The goal of Municipal High Income Fund is to provide a high level of income that is not subject to Federal income tax. The Fund seeks to achieve this goal by investing in medium and lower-quality municipal bonds that provide higher yields than bonds of higher quality. There is no guarantee, however, that the Fund will achieve its goal. The Fund anticipates that not more than 40% of the dividends it will pay to shareholders each year will be treated as a tax preference item for AMT purposes.

Municipal bonds are issued by a wide range of state and local governments, agencies and authorities for various purposes. The two main types of municipal bonds are general obligation bonds and revenue bonds. For general obligation bonds, the issuer has pledged its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from specific sources; these may include revenues from a particular project or class of projects or a special tax or other revenue source. PABs are revenue bonds issued by or on behalf of public authorities to obtain funds to finance privately operated facilities.
Other municipal obligations include lease obligations of municipal authorities or entities and participations in these obligations.

Under normal market conditions, the Fund will:

* invest substantially in bonds with remaining maturities of 10 to 30 years

* invest at least 80% of its net assets in municipal bonds

* invest at least 75% of its total assets in medium and lower-quality municipal bonds, that include bonds rated BBB through D by S&P, or Baa through D by Moody's, or, if unrated, are determined by WRIMCO to be of comparable quality

The Fund may invest in higher-quality municipal bonds, and invest less than 75% of its total assets in medium and lower-quality municipal bonds, at times when yield spreads are narrow and the higher yields do not justify the increased risk; and/or when, in the opinion of WRIMCO, there is a lack of medium and lower-quality securities in which to invest.

The Fund may invest 25% or more of its total assets in PABs, in securities the payment of principal and interest on which is derived from revenue of similar projects, or in municipal bonds of issuers located in the same geographic area. The Fund will not, however, have more than 25% of its total assets in PABs issued for any one industry or in any one state.
During normal market conditions, the Fund may invest up to 20% of its total assets in a combination of taxable obligations and in options, futures contracts and other taxable derivative instruments. The taxable obligations must be either:

*  U.S. Government securities

*  obligations of domestic banks and certain savings and loan associations

*  commercial paper rated at least A by S&P or Moody's

*  any of the foregoing obligations subject to repurchase agreements

The Fund may invest in certain derivative instruments if it is permitted to invest in the type of asset by which the return on, or value of, the derivative is measured. Income from taxable obligations and certain derivative instruments will be subject to Federal income tax. At this time, the Fund has limited exposure to derivative instruments.

At times WRIMCO may believe that a full or partial defensive position is desirable, temporarily, due to present or anticipated market or economic conditions that are affecting or could affect the values of municipal bonds. During such periods, the Fund may invest up to all of its assets in taxable obligations, which would result in a higher proportion of the
Fund's income (and thus its dividends) being subject to Federal income tax. By taking a temporary defensive position, the Fund may not achieve its investment objective.

Waddell & Reed Advisors Cash Management

The goal of Cash Management is to seek maximum current income consistent with stability of principal. The Fund seeks to achieve its goal by investing in a diversified portfolio of high-quality money market instruments in accordance with the requirements of Rule 2a-7 under the
1940 Act. There is no guarantee, however, that the Fund will achieve its goal.

The Fund invests only in the following U.S. dollar-denominated money market obligations and instruments:

* U.S. government obligations (including obligations of U.S. government agencies and instrumentalities)

* bank obligations and instruments secured by bank obligations, such as letters of credit

* commercial paper (domestic and foreign issuers)

* corporate debt obligations, including variable rate master demand notes

* Canadian government obligations

* certain other obligations (including municipal obligations) guaranteed as to principal and interest by a bank in whose obligations the Fund may invest or a corporation in whose commercial paper the Fund may invest

The Fund only invests in bank obligations if they are obligations of a bank subject to regulation by the U.S. Government (including foreign branches of these banks) or obligations of a foreign bank having total assets of at least $500 million, and instruments secured by any such obligation.

WRIMCO may look at a number of factors in selecting securities for the
Fund's portfolio. These include:

* the credit quality of the particular issuer or guarantor of the security

* the maturity of the security

* the relative value of the security

Generally, in determining whether to sell a security, WRIMCO uses the same analysis that it uses in buying securities to determine if the security no longer offers adequate return or does not comply with Rule 2a-7. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

All Funds

Each Fund may also invest in and use other types of instruments in seeking to achieve its goal(s). For example, each Fund (other than Cash
Management) is permitted to invest in options, futures contracts and other derivative instruments if it is permitted to invest in the type of asset by which the return on, or value of, the derivative is measured.

You will find more information about each Fund's permitted investments and strategies, as well as the restrictions that apply to them, in its
Statement of Additional Information (SAI).

Risk Considerations of Principal Strategies and Other Investments

Risks exist in any investment. Each Fund is subject to market risk, financial risk and prepayment risk.

* Market risk is the possibility of a change in the price of the security because of market factors including changes in interest rates. Bonds with longer maturities are more interest-rate sensitive. For example, if interest rates increase, the value of a bond with a longer maturity is more likely to decrease. Because of market risk, the share price of a
  Fund (other than Cash Management) will likely change as well.

* Financial risk is based on the financial situation of the issuer of the security. To the extent a Fund invests in debt securities, the Fund's financial risk depends on the credit quality of the underlying securities in which it invests. For an equity investment, a Fund's financial risk may depend on the earnings performance of the company issuing the stock.

* Prepayment risk is the possibility that, during periods of falling interest rates, a debt security with a high stated interest rate will be prepaid before its expected maturity date.

Certain types of a Fund's authorized investments and strategies, such as foreign securities, junk bonds and derivative instruments, involve special risks. Depending on how much a Fund invests or uses these strategies, these special risks may become significant. For example, foreign investments may subject a Fund to restrictions on receiving the investment proceeds from a foreign country, foreign taxes, and potential difficulties in enforcing contractual obligations, as well as fluctuations in foreign currency values and other developments that may adversely affect a foreign country. Junk bonds pose a greater risk of nonpayment of interest or principal than higher-rated bonds. Derivative instruments may expose a
Fund to greater volatility than an investment in a more traditional stock, bond or other security.

For PABs, their credit quality is generally dependent on the credit standing of the company involved. To the extent that Municipal Bond Fund or Municipal High Income Fund invests in municipal bonds the payment of principal and interest on which is derived from revenue of similar projects, or in municipal bonds of issuers located in the same geographic area, the Fund may be more susceptible to the risks associated with economic, political or regulatory occurrences that might adversely affect particular projects or areas. Currently, Municipal High Income Fund invests a significant portion of its assets in PABs associated with healthcare-oriented projects. The risks particular to these types of projects are construction risk and occupancy risk. You will find more information in the SAI about the types of projects in which a Fund may invest from time to time and a discussion of the risks associated with such projects.

Because each Fund owns different types of investments, its performance will be affected by a variety of factors. The value of a Fund's investments and the income it generates will vary from day to day, generally reflecting changes in interest rates, market conditions and other company and economic news. Performance will also depend on WRIMCO's skill in selecting investments.

YOUR ACCOUNT

Choosing a Share Class

Each Fund offers four classes of shares: Class A, Class B, Class C and
Class Y (except that Cash Management does not offer Class Y shares). Each class has its own sales charge, if any, and expense structure. The decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If you are investing a substantial amount and plan to hold your shares for a long time, Class A shares may be the most appropriate for you. If you are investing a lesser amount, you may want to consider Class B shares (if investing for at least seven years) or Class C shares (if investing for less than seven years). Class B and Class C shares are not available for investments of $2 million or more, while Class Y shares are designed for institutional investors and others investing through certain intermediaries.

Since your objectives may change over time, you may want to consider another class when you buy additional Fund shares. All of your future investments in a Fund will be made in the class you select when you open your account, unless you inform the Fund otherwise, in writing, when you make a future investment.

General Comparison of Class A, Class B and Class C Shares

Class A                  Class B                       Class C

Initial sales charge     No initial sales charge       No initial sales
                                                       charge

No deferred sales        Deferred sales charge on      A 1% deferred sales
charge[1]                shares you sell within six    charge on shares you
                         years after purchase          sell within twelve
                                                       months after
                                                       purchase

Maximum distribution     Maximum distribution          Maximum distribution
and service (12b-1)      and service (12b-1) fees      and service (12b-1)
fees of 0.25%            of 1.00%                      fees of 1.00%

For an investment of     Converts to Class A shares    Does not convert to
$2 million or more,      8 years after the month       Class A shares, so
only Class A shares      in which the shares were      annual expenses do
are available            purchased, thus reducing      not decrease
                         future annual expenses

                         For an investment of $300,000
                         or more, your financial advisor
                         typically will recommend
                         purchase of Class A shares due
                         to a reduced sales charge and
                         lower annual expenses

[1]A 1% CDSC may apply to purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

General Comparison of Class A, Class B and Class C Shares -- Cash
Management

Class A                  Class B                       Class C

No initial sales charge  No initial sales charge       No initial sales
                                                       charge

Funds Plus Service       Funds Plus Service            Funds Plus Service
optional                 typically required for        typically required
                         for direct investment         direct investment

No deferred sales        Deferred sales charge on      A 1% deferred sales
charge                   shares you sell within        charge on shares you
                         six years after purchase      sell within twelve
                                                       months after
                                                       purchase

No distribution and      Maximum distribution          Maximum distribution
service (12b-1) fees     and service (12b-1) fees      and service (12b-1)
                         of 1.00%                      fees of 1.00%

For an investment of     Converts to Class A shares    Does not convert to
$2 million or more,      8 years after the month       Class A shares, so
only Class A shares      in which the shares were      annual expenses do
are available            purchased, thus reducing      not decrease
                         future annual expenses

Effective June 30, 2000, Cash Management Waddell & Reed Money Market C
shares were closed to all investments other than re-invested dividends.

Each Fund has adopted a Distribution and Service Plan (Plan) pursuant to
Rule 12b-1 under the 1940 Act for each of its Class A, Class B and Class C shares except that Cash Management Class A shares do not have a 12b-1
Plan. Under the Class A Plan, a Fund may pay Waddell & Reed, Inc. (Waddell
& Reed) a fee of up to 0.25%, on an annual basis, of the average daily net assets of the Class A shares. This fee is to reimburse Waddell & Reed for, either directly or through third parties, distributing the Fund's Class A shares, providing personal service to Class A shareholders and/or maintaining Class A shareholder accounts. Under the Class B Plan and the
Class C Plan, each Fund may pay Waddell & Reed, on an annual basis, a service fee of up to 0.25% of the average daily net assets of that class to compensate Waddell & Reed for, either directly or through third parties, providing personal service to shareholders of that class and/or maintaining shareholder accounts for that class and a distribution fee of up to 0.75% of the average daily net assets of that class to compensate
Waddell & Reed for, either directly or through third parties, distributing shares of that class. No payment of the distribution fee will be made, and no deferred sales charge will be paid, to Waddell & Reed by any Fund if, and to the extent that, the aggregate distribution fees paid by the Fund and the deferred sales charges received by Waddell & Reed with respect to the Fund's Class B or Class C shares would exceed the maximum amount of such charges that Waddell & Reed is permitted to receive under the NASD rules as then in effect.

Because the fees of a class are paid out of the assets of that class on an ongoing basis, over time such fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Class A shares are subject to an initial sales charge when you buy them
(other than Cash Management Class A shares), based on the amount of your investment, according to the tables below. As noted, Class A shares pay an annual 12b-1 fee of up to 0.25% of average Class A net assets. The ongoing expenses of this class are lower than those for Class B or Class C shares and typically higher than those for Class Y shares.

Bond Fund
Global Bond Fund
High Income Fund

Size of Purchase

                                                Sales Charge   Reallowance
                                                 as Approx.    to Dealers
                                  Sales Charge   Percent of    as Percent
                                 as Percent of       Amount   of Offering
                                Offering Price     Invested         Price

Under $100,000                           5.75%        6.10%         5.00%

$100,000 to less than $200,000           4.75         4.99          4.00

$200,000 to less than $300,000           3.50         3.63          2.80

$300,000 to less than $500,000           2.50         2.56          2.00

$500,000 to less than $1,000,000         1.50         1.52          1.20

$1,000,000 to less than $2,000,000       1.00         1.01          0.75

$2,000,000 and over                      0.00[1]      0.00[1]       0.50

Government Securities Fund
Limited-Term Bond Fund
Municipal Bond Fund
Municipal High Income Fund

Size of Purchase

                                                Sales Charge   Reallowance
                                                 as Approx.    to Dealers
                                  Sales Charge   Percent of    as Percent
                                 as Percent of       Amount   of Offering
                                Offering Price     Invested         Price

Under $100,000                           4.25%        4.44%         3.60%

$100,000 to less than $300,000           3.25         3.36          2.75

$300,000 to less than $500,000           2.50         2.56          2.00

$500,000 to less than $1,000,000         1.50         1.52          1.20

$1,000,000 to less than $2,000,000       1.00         1.01          0.75

$2,000,000 and over                      0.00[1]      0.00[1]       0.50

[1]No sales charge is payable at the time of purchase on investments of $2 million or more, although for such investments the Fund may impose a CDSC of 1.00% on certain redemptions made within twelve months of the purchase.
The CDSC is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.

Waddell & Reed or its affiliates may pay additional compensation from its own resources to securities dealers based upon the value of shares of a
Fund owned by the dealer for its own account or for its customers, including compensation for shares of the Funds purchased by customers of such dealers without payment of a sales charge.

Sales Charge Reductions and Waivers

Lower sales charges are available by:

* Combining additional purchases of Class A shares of any of the funds in
  Waddell & Reed Advisors Funds, W&R Funds, Inc. and/or Waddell & Reed
  InvestEd Portfolios, Inc. except Class A shares of Waddell & Reed
  Advisors Cash Management, Inc. or Class A shares of W&R Funds, Inc.
  Money Market Fund unless acquired by exchange for Class A shares on which a sales charge was paid (or as a dividend or distribution on such acquired shares), with the net asset value (NAV) of Class A shares already held (Rights of Accumulation)

* Grouping all purchases of Class A shares of the funds referenced above, except shares of Waddell & Reed Advisors Cash Management, Inc. or W&R
  Funds, Inc. Money Market Fund, made during a thirteen-month period
  (Letter of Intent)

* Grouping purchases by certain related persons

Additional information and applicable forms are available from your financial advisor.

Waivers for Certain Investors

Class A shares may be purchased at NAV by:

* The Directors and officers of the Fund or of any affiliated entity of
  Waddell & Reed, employees of Waddell & Reed and its affiliates, financial advisors of Waddell & Reed and its affiliates and the spouse, children, parents, children's spouses and spouse's parents of each, including purchases into certain retirement plans and certain trusts for these individuals

* Until December 31, 2003, clients of Legend Equities Corporation (Legend)
  if the purchase is made with the proceeds of the redemption of shares of a mutual fund which is not within the Waddell & Reed Advisors Funds or
  W&R Funds, Inc. and the purchase is made within sixty (60) days of such redemption

* Retirement plan accounts held in the Waddell & Reed Advisors Retirement
  Plan, offered and distributed by Nationwide Investment Services
  Corporation through Nationwide Trust Company, FSB retirement programs

* Direct Rollovers from the Waddell & Reed Advisors Retirement Plan

* Participants in a 401(k) plan or a 457 plan having 100 or more eligible employees and the shares are held in individual plan participant accounts on the Fund's records

* Friends of the Firm which include certain persons who have an existing relationship with Waddell & Reed or any of its affiliates

* Certain clients investing through a qualified fee-based program offered by a third party that has made arrangements to sell shares of certain
  Waddell & Reed Advisors Funds

You will find more information in the SAI about sales charge reductions and waivers.

Contingent Deferred Sales Charge. A CDSC may be assessed against your redemption amount of Class B, Class C or certain Class A shares and paid to Waddell & Reed, as further described below. The purpose of the CDSC is to compensate Waddell & Reed for the costs incurred by it in connection with the sale of the Fund's Class B or Class C shares or certain Class A shares. The CDSC will not be imposed on shares representing payment of dividends or other distributions and will be assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

To keep your CDSC as low as possible, each time you place a request to redeem shares, the Fund assumes that a redemption is made first of shares not subject to a CDSC (including shares which represent reinvested dividends and distributions), and then of shares that represent the lowest sales charge.

Unless instructed otherwise, a Fund, when requested to redeem a specific dollar amount, will redeem additional shares of the applicable class that are equal in value to the CDSC. For example, should you request a $1,000 redemption and the applicable CDSC is $27, the Fund will redeem shares having an aggregate NAV of $1,027, absent different instructions. The shares redeemed for payment of the CDSC are not subject to a CDSC.

Class B shares are not subject to an initial sales charge when you buy them. However, you may pay a CDSC if you sell your Class B shares within six years of their purchase, based on the table below. As noted above,
Class B shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and a distribution fee of up to 0.75% of average net assets.
Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares. Class B shares, and any dividends and distributions paid on such shares, automatically convert to Class A shares eight years after the end of the month in which the shares were purchased. Such conversion will be on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.

The Fund will redeem your Class B shares at their NAV next calculated after receipt of a written request for redemption in good order, subject to the CDSC identified below.

  CDSC on Shares Sold Within Year      As % of Amount Subject to Charge

                 1                                   5.0%

                 2                                   4.0%

                 3                                   3.0%

                 4                                   3.0%

                 5                                   2.0%

                 6                                   1.0%

                 7+                                  0.0%

In the table, a year is a 12-month period. In applying the CDSC, all purchases are considered to have been made on the first day of the month in which the purchase was made.

For example, if a shareholder opens an account on January 14, 2003, then redeems all Class B shares on January 12, 2004, the shareholder will pay a
CDSC of 4%, the rate applicable to redemptions made within the second year of purchase.

Class C shares are not subject to an initial sales charge when you buy them, but if you sell your Class C shares within twelve months after purchase, you will pay a 1% CDSC, which will be applied to the lesser of amount invested or redemption value of the shares redeemed. For purposes of the CDSC, purchases of Class C shares within a month will be considered as being purchased on the first day of the month. As noted above, Class C shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and an annual distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares. Class C shares do not convert to any other class; therefore, if you anticipate holding the shares for seven years or longer, Class C shares may not be appropriate.

The CDSC will not apply in the following circumstances:

* redemptions of shares requested within one year of the shareholder's death or disability, provided the Fund is notified of the death or disability at the time of the request and furnished proof of such event satisfactory to Waddell & Reed

* redemptions of shares made to satisfy required minimum distributions after age 70[1]/2 from a qualified retirement plan, a required minimum distribution from an individual retirement account, Keogh plan or custodial account under section 403(b)(7) of the Internal Revenue Code of 1986, as amended (Code), a tax-free return of an excess contribution, or that otherwise results from the death or disability of the employee, as well as in connection with redemptions by any tax-exempt employee benefit plan for which, as a result of subsequent law or legislation, the continuation of its investment would be improper

* redemptions of shares purchased by current or retired Directors of the
  Fund, Directors of affiliated companies, current or retired officers of the Fund, employees of Waddell & Reed and its affiliates, financial advisors of Waddell & Reed and its affiliates, and by the members of the immediate families of such persons

* redemptions of shares made pursuant to a shareholder's participation in any systematic withdrawal service adopted for a Fund (The service and this exclusion from the CDSC do not apply to a one-time withdrawal)

* redemptions the proceeds of which are reinvested within forty-five (45)
  days in shares of the same class of the Fund as that redeemed

* the exercise of certain exchange privileges

* redemptions effected pursuant to the Fund's right to liquidate a shareholder's account if the aggregate NAV of the shares is less than
  $500, or less than $250 for Cash Management

* redemptions effected by another registered investment company by virtue of a merger or other reorganization with a Fund or redemptions by a former shareholder of such investment company of shares of the Fund acquired pursuant to such reorganization

* For select Waddell & Reed Advisors Funds, redemptions made by shareholders that have purchased shares of the Funds through certain group plans that have selling agreements with Waddell & Reed and that are administered by a third party and/or for which brokers not affiliated with Waddell & Reed provide administrative and recordkeeping services.

These exceptions may be modified or eliminated by a Fund at any time without prior notice to shareholders, except with respect to redemptions effected pursuant to the Fund's right to liquidate a shareholder's shares, which requires certain notice.

Class Y shares are not subject to a sales charge or annual 12b-1 fees.

Class Y shares are only available for purchase by:

* participants of employee benefit plans established under section 403(b)
  or section 457, or qualified under section 401 of the Code, including
  401(k) plans, when the plan has 100 or more eligible employees and holds the shares in an omnibus account on the Fund's records

* banks, trust institutions, investment fund administrators and other third parties investing for their own accounts or for the accounts of their customers where such investments for customer accounts are held in an omnibus account on the Fund's records

* government entities or authorities and corporations whose investment within the first twelve months after initial investment is $10 million or more

* certain retirement plans and trusts for employees and financial advisors of Waddell & Reed and its affiliates

* Waddell & Reed InvestEd Portfolios, Inc.

Ways to Set Up Your Account

The different ways to set up (register) your account are listed below.

Individual or Joint Tenants

For your general investment needs

Individual accounts are owned by one person. Joint accounts have two or more owners (tenants).

Business or Organization

For investment needs of corporations, associations, partnerships, institutions or other groups

Retirement and other Tax-Advantaged Savings Plans

To shelter your savings from income taxes

Retirement and other tax-advantaged savings plans allow individuals to shelter investment income and capital gains from current income taxes. In addition, contributions to these accounts (other than Roth IRAs and
Coverdell Education Savings Accounts) may be tax-deductible.

* Individual Retirement Accounts (IRAs) allow certain individuals under age 70[1]/2, with earned income, to invest up to the Annual Dollar Limit per year. For the 2002 through 2004 calendar years, the Annual Dollar
  Limit is $3,000. For individuals who have attained age 50 by the last day of the calendar year for which a contribution is made, the Annual
  Dollar Limit also allows a catch-up contribution. The maximum annual catch-up contribution is $500 for the 2002 through 2005 calendar years.
  An individual's maximum IRA contribution for a taxable year is reduced by the amount of any contributions that individual makes to a Roth IRA for that year. The maximum annual contribution for an individual and his or her spouse is two times the Annual Dollar Limit or, if less, the couple's combined earned income for the tax year.

* IRA Rollovers retain special tax advantages for certain distributions from employer-sponsored retirement plans.

* Roth IRAs allow certain individuals to make nondeductible contributions up to the Annual Dollar Limit per year (as identified above). The maximum annual contribution for an individual and his or her spouse is two times the Annual Dollar Limit or, if less, the couple's combined earned income for the taxable year. Withdrawals of earnings may be tax-
  free if the account is at least five years old and certain other requirements are met.

* Coverdell Education Savings Accounts (formerly, Education IRAs) are established for the benefit of a minor, with nondeductible contributions up to $2000 per taxable year, and permit tax-free withdrawals to pay the qualified education expenses of the beneficiary.

* Simplified Employee Pension Plans (SEP-IRAs) provide small business owners or those with self-employed income (and their eligible employees)
  with many of the same advantages and contribution limits as a profit sharing plan but with fewer administrative requirements.

* Savings Incentive Match Plans for Employees (SIMPLE Plans) can be
  established by small employers to contribute to, and allow their employees to contribute a portion of their wages on a pre-tax basis to, retirement accounts. This plan-type generally involves fewer administrative requirements than 401(k) or other qualified plans.

* Keogh Plans allow self-employed individuals to make tax-deductible contributions for themselves of up to 100% of their adjusted annual earned income, with a maximum of $40,000.

* Pension and Profit-Sharing Plans, including 401(k) Plans, allow corporations and nongovernmental tax-exempt organizations of all sizes and/or their employees to contribute a percentage of the employees'
  wages or other amounts on a tax-deferred basis. These accounts need to be established by the administrator or trustee of the plan.

* 403(b) Custodial Accounts are available to employees of public school systems, churches and certain types of charitable organizations.

* 457 Accounts allow employees of state and local governments and certain charitable organizations to contribute a portion of their compensation on a tax-deferred basis.

Gifts or Transfers to a Minor

To invest for a child's education or other future needs

These custodial accounts provide a way to give money to a child and obtain tax benefits. An individual can give up to $11,000 a year per child free of Federal transfer tax consequences. Depending on state laws, you can set up a custodial account under the Uniform Transfers to Minors Act (UTMA) or the Uniform Gifts to Minors Act (UGMA).

Trust

For money being invested by a trust

The trust must be established before an account can be opened, or you may use a trust form made available by Waddell & Reed. Contact your financial advisor for the form.

Buying Shares

You may buy shares of each of the Funds through Waddell & Reed and its financial advisors or through advisors of Legend. Select Waddell & Reed
Advisors Funds may also be purchased through non-affiliated third parties that have selling arrangements with Waddell & Reed. To open your account you must complete and sign an application. Your financial advisor can help you with any questions you might have.

To purchase any class of shares by check, make your check payable to
Waddell & Reed, Inc. Mail the check, along with your completed application, to:

                           Waddell & Reed, Inc.
                             P. O. Box 29217
                         Shawnee Mission, Kansas
                               66201-9217

To purchase Class Y shares of any Fund and Class A shares of Cash
Management by wire, you must first obtain an account number by calling
800-532-2783, then mail a completed application to Waddell & Reed at the above address, or fax it to 800-532-2784. Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a., ABA Number 101000695, for the account of Waddell & Reed
Number 9800007978, Special Account for Exclusive Benefit of Customers FBO
Customer Name and Account Number.

You may also buy Class Y shares of a Fund indirectly through certain broker-dealers, banks and other third parties, some of which may charge you a fee. These firms may have additional requirements regarding the purchase of Class Y shares.

The price to buy a share of a Fund, called the offering price, is calculated every business day.

The offering price of a share (the price to buy one share of a particular class) is the next NAV calculated per share of that class plus, for Class
A shares, the applicable sales charge.

In the calculation of a Fund's NAV:

* The securities in the Fund's portfolio that are listed or traded on an exchange are valued primarily using market prices.

* Bonds are generally valued according to prices quoted by an independent pricing service.

* Short-term debt securities are valued at amortized cost, which approximates market value.

* Other investment assets for which market prices are unavailable are valued at their fair value by or at the direction of the Board of
  Directors.

Each Fund is open for business every day the New York Stock Exchange
(NYSE) is open. The Funds normally calculate their NAVs as of the close of business of the NYSE, normally 4 p.m. Eastern time, except that an option or futures contract held by a Fund may be priced at the close of the regular session of any other securities exchange on which that instrument is traded.

As noted, some of the Funds may invest in securities listed on foreign exchanges which may trade on Saturdays or on U.S. national business holidays when the NYSE is closed. Consequently, the NAV of Fund shares may be significantly affected on days when a Fund does not price its shares and when you are not able to purchase or redeem a Fund's shares.
Similarly, if an event materially affecting the value of foreign investments or foreign currency exchange rates occurs prior to the close of business of the NYSE but after the time their values are otherwise determined, such investments or exchange rates may be valued at their fair value as determined in good faith by or under the direction of each Fund's
Board of Directors.

When you place an order to buy shares, your order will be processed at the next offering price calculated after your order is received and accepted.
Note the following:

* All of your purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. Neither cash nor post-dated checks will be accepted.

* If you buy shares by check, and then sell those shares by any method other than by exchange to another fund in the Waddell & Reed Advisors
  Funds, W&R Funds, Inc. and/or Waddell & Reed InvestEd Portfolios, Inc.
  the payment may be delayed for up to ten (10) days from the date of purchase to ensure that your previous investment has cleared.

* If you purchase shares of a Fund from certain broker-dealers, banks or other authorized third parties, the Fund will be deemed to have received your purchase order when that third party (or its designee) has received your order. Your order will receive the offering price next calculated after the order has been received in proper form by the authorized third party (or its designee). You should consult that firm to determine the time by which it must receive your order for you to purchase shares of a
  Fund at that day's price.

* The Funds do not issue certificates representing Class B, Class C or
  Class Y shares. Waddell & Reed Advisors Cash Management, Inc. and
  Waddell & Reed Advisors Fixed Income Funds, Inc. Limited-Term Bond Fund
  do not issue certificates representing Class A shares.

When you sign your account application, you will be asked to certify that your Social Security or other taxpayer identification number is correct and whether you are subject to backup withholding for failing to report income to the Internal Revenue Service.

Waddell & Reed reserves the right to reject any purchase orders, including purchases by exchange, and it and the Funds reserve the right to discontinue offering Fund shares for purchase.

Minimum Investments

For Class A, Class B and Class C:

To Open an Account                                     $500 (per Fund)

For certain exchanges                                  $100 (per Fund)

For certain retirement accounts and accounts
opened with Automatic Investment Service                $50 (per Fund)

For certain retirement accounts and accounts
opened through payroll deductions                       $25 (per Fund)

To Add to an Account                                        Any amount

For certain exchanges                                  $100 (per Fund)

For Automatic Investment Service                        $25 (per Fund)

For Class Y:

To Open an Account

For a government entity or authority                       $10 million

or for a corporation                      (within first twelve months)

For other eligible investors                                Any amount

To Add to an Account                                        Any amount

Adding to Your Account

Subject to the minimums described above, you can make additional investments of any amount at any time.

To add to your account, make your check payable to Waddell & Reed, Inc.
Mail the check to Waddell & Reed, along with the detachable form that accompanies the confirmation of a prior purchase or your year-to-date statement, or a letter stating your account number, the account registration, the Fund and the class of shares that you wish to purchase.

To add to your Class Y account or your Class A Cash Management account by wire: Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a., ABA Number
101000695, for the account of Waddell & Reed Number 9800007978, Special
Account for Exclusive Benefit of Customers FBO Customer Name and Account
Number.

If you purchase shares of the Funds from certain broker-dealers, banks or other authorized third parties, additional purchases may be made through those firms.

Selling Shares

You can arrange to take money out of your Fund account at any time by selling (redeeming) some or all of your shares.

The redemption price (price to sell one share of a particular class of a
Fund) is the NAV per share of that Fund class, subject to any applicable
CDSC.

To sell shares by written request: Complete an Account Service Request form, available from your financial advisor, or write a letter of instruction with:

*  the name on the account registration

*  the Fund's name

*  the account number

*  the dollar amount or number, and the class, of shares to be redeemed

*  any other applicable requirements listed in the table below

Deliver the form or your letter to your financial advisor, or mail it to:

                      Waddell & Reed Services Company
                             P. O. Box 29217
                         Shawnee Mission, Kansas
                               66201-9217

Unless otherwise instructed, Waddell & Reed Services Company will send a check to the address on the account.

To sell Class Y shares and Class A shares of Cash Management by telephone or fax: If you have elected this method in your application or by subsequent authorization, call 800-532-2783, or fax your request to
800-532-2784, and give your instructions to redeem your shares (redemption must be equal to or greater than $1,000.00) and make payment by wire to your predesignated bank account or by check to you at the address on the account.

To sell Class A shares of Cash Management or Government Securities Fund by check: If you have elected this method in your application or by subsequent authorization, the Fund will provide you with forms or checks drawn on UMB Bank, n.a. You may make these checks payable to the order of any payee in any amount of $250 or more.

When you place an order to sell shares, your shares will be sold at the next NAV calculated, subject to any applicable CDSC, after receipt of a written request for redemption in good order by Waddell & Reed Services
Company at the address listed above. Note the following:

* If more than one person owns the shares, each owner must sign the written request.

* If you recently purchased the shares by check, the Fund may delay payment of redemption proceeds. You may arrange for the bank upon which the purchase check was drawn to provide telephone or written assurance, satisfactory to the Fund, that the check has cleared and been honored.
  If you do not, payment of the redemption proceeds on these shares will be delayed until the earlier of ten (10) days from the date of purchase or the date the Fund can verify that your purchase check has cleared and been honored.

* Redemptions may be suspended or payment dates postponed on days when the
  NYSE is closed (other than weekends or holidays), when trading on the
  NYSE is restricted or as permitted by the Securities and Exchange
  Commission.

* Payment is normally made in cash, although under extraordinary conditions redemptions may be made in portfolio securities when the
  Fund's Board of Directors determines that conditions exist making cash payments undesirable. The Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

* If you purchased shares of a Fund from certain broker-dealers, banks or other authorized third parties, you may sell those shares through those firms, some of which may charge you a fee and may have additional requirements to sell Fund shares. The Fund will be deemed to have received your order to sell shares when that firm (or its designee) has received your order. Your order will receive the NAV of the redeemed
  Class, subject to any applicable CDSC, next calculated after the order has been received in proper form by the authorized firm (or its designee). You should consult that firm to determine the time by which it must receive your order for you to sell shares at that day's price.

* If you hold a certificate, it must be properly endorsed and sent to the
  Fund.

Special Requirements for Selling Shares

Account Type              Special Requirements

Individual or             The written instructions must be signed by all
Joint Tenant              persons required to sign for transactions,
                          exactly as their names appear on the account.

Sole Proprietorship       The written instructions must be signed by the
                          individual owner of the business.

UGMA, UTMA                The custodian must sign the written
                          instructions indicating capacity as custodian.

Retirement Account        The written instructions must be signed by a
                          properly authorized person.

Trust                     The trustee must sign the written instructions
                          indicating capacity as trustee. If the
                          trustee's name is not in the account
                          registration, provide a currently certified
                          copy of the trust document.

Business or               At least one person authorized by corporate
Organization              resolution to act on the account must sign the
                          written instructions.

Conservator, Guardian     The written instructions must be signed by the
or Other Fiduciary        person properly authorized by court order to
                          act in the particular fiduciary capacity.

A Fund may require a signature guarantee in certain situations such as:

*  a redemption request made by a corporation, partnership or fiduciary

*  a redemption request made by someone other than the owner of record

*  the check is made payable to someone other than the owner of record

This requirement is to protect you and Waddell & Reed from fraud. You can obtain a signature guarantee from most banks and securities dealers, but not from a notary public.

Each Fund reserves the right to redeem at NAV all of your Fund shares in your account if the aggregate NAV of those shares is less than $500, or less than $250 for Cash Management. The Fund will give you notice and sixty (60) days to purchase a sufficient number of additional shares to bring the aggregate NAV of your shares in that Fund to $500, or $250 for
Cash Management. These redemptions will not be subject to a CDSC. Cash
Management may charge a fee of $1.75 per month on all accounts with a NAV of less than $250, except for retirement plan accounts. The Fund will not apply its redemption right to individual retirement plan accounts or to accounts which have an aggregate NAV of less than $500 due to market forces.

You may reinvest, without charge, all or part of the amount of Class A shares of a Fund you redeemed by sending to the Fund the amount you want to reinvest. The reinvested amounts must be received by the Fund within forty-five (45) days after the date of your redemption. You may do this only once with Class A shares of a Fund.

The CDSC will not apply to the proceeds of Class A (as applicable), Class
B or Class C shares of a Fund which are redeemed and then reinvested in shares of the same class of the Fund within forty-five (45) days after such redemption. Waddell & Reed will, with your reinvestment, restore an amount equal to the CDSC attributable to the amount reinvested by adding the CDSC amount to your reinvestment. For purposes of determining a future
CDSC, the reinvestment will be treated as a new investment. You may do this only once as to Class B shares of a Fund and once as to Class C shares of a Fund. This privilege may be eliminated or modified at any time without prior notice to shareholders.

Payments of principal and interest on loans made pursuant to a 401(a)
qualified plan (if such loans are permitted by the plan) may be reinvested, without payment of a sales charge, in Class A shares of any of the Funds in which the plan may invest.

Telephone Transactions

The Funds and their agents will not be liable for following instructions communicated by telephone that they reasonably believe to be genuine. Each
Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. If a Fund fails to do so, the Fund may be liable for losses due to unauthorized or fraudulent instructions.
Current procedures relating to instructions communicated by telephone include tape recording instructions, requiring personal identification and providing written confirmations of transactions effected pursuant to such instructions.

Shareholder Services

Waddell & Reed provides a variety of services to help you manage your account.

Personal Service

Your local financial advisor is available to provide personal service.
Additionally, a toll-free call, 888-WADDELL, connects you to a Client
Services Representative or our automated customer telephone service.
During normal business hours, our Client Services staff is available to answer your questions or update your account records. At almost any time of the day or night, you may access your account information from a touch-
tone phone, or from our web site, www.waddell.com, to:

* obtain information about your accounts

* obtain price information about other funds in the Waddell & Reed
  Advisors Funds, W&R Funds, Inc. and Waddell & Reed InvestEd Portfolios,
  Inc.

* obtain a Fund's current prospectus

* request duplicate statements

Reports

Statements and reports sent to you include the following:

* confirmation statements (after every purchase, other than those purchases made through Automatic Investment Service, and after every exchange, transfer or redemption)

* year-to-date statements (quarterly)

* annual and semiannual reports to shareholders (every six months)

To avoid sending duplicate copies of materials to households and thereby reduce expenses, only one copy of the most recent prospectus, annual and semiannual reports of the Funds may be mailed to shareholders having the same last name and address in the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense. You may call the telephone number listed for Client
Services if you need additional copies.

Exchanges

Except as otherwise noted, you may sell your shares and buy shares of the same Class of another Fund in the Waddell & Reed Advisors Funds, W&R
Funds, Inc. or Waddell & Reed InvestEd Portfolios, Inc. without the payment of an additional sales charge if you exchange Class A shares or without payment of a CDSC when you exchange Class B or Class C shares. For
Class B and Class C shares, or Class A shares to which the CDSC would otherwise apply, the time period for the CDSC will continue to run. You may sell your Class Y shares of any of the Funds and buy Class Y shares of another Fund or Class A shares of Waddell & Reed Advisors Cash Management,
Inc.

You may exchange any Class A shares of the Waddell & Reed Advisors
Government Securities Fund, Waddell & Reed Advisors Limited-Term Bond
Fund, Waddell & Reed Advisors Municipal Bond, Inc. and Waddell & Reed
Advisors Municipal High Income Fund, Inc. that you have held for less than six months only for Class A shares of Waddell & Reed Advisors Government
Securities Fund, Waddell & Reed Advisors Limited-Term Bond Fund, Waddell &
Reed Advisors Municipal Bond Fund, Inc., Waddell & Reed Advisors Municipal
High Income Fund, Inc. and Waddell & Reed Advisors Cash Management, Inc.

You may exchange only into Funds that are legally permitted for sale in your state of residence. Currently, each fund within the Waddell & Reed
Advisors Funds, W&R Funds, Inc. and Waddell & Reed InvestEd Portfolios,
Inc. may only be sold within the United States and the Commonwealth of
Puerto Rico. Note that exchanges out of a Fund may have tax consequences for you. Before exchanging into a Fund, read its prospectus.

The Funds reserve the right to terminate or modify these exchange privileges at any time as discussed in the SAI.

Automatic Transactions for Class A, Class B and Class C Shareholders

Regular Investment Plans allow you to transfer money into your Fund account, or between Fund accounts, automatically. While Regular Investment
Plans do not guarantee a profit and will not protect you against loss in a declining market, they can be an excellent way to invest for retirement, a home, educational expenses and other long-term financial goals.

Flexible Withdrawal Service lets you set up ongoing monthly, quarterly, semiannual or annual redemptions from your account.

Certain restrictions and fees imposed by the plan custodian may also apply for retirement accounts. Speak with your financial advisor for more information.

Regular Investment Plans

Automatic Investment Service
To move money from your bank account to an existing Fund account

            Minimum Amount              Minimum Frequency
            $25 (per Fund)                   Monthly

Funds Plus Service
To move money from Waddell & Reed Advisors Cash Management, Inc. to a Fund whether in the same or a different account in the same class

            Minimum Amount              Minimum Frequency
           $100 (per Fund)                   Monthly

Distributions and Taxes

Distributions

Each Fund distributes substantially all of its net investment income and net capital gains to its shareholders each year.

Usually, a Fund distributes net investment income at the following times:
Bond Fund, High Income Fund and Municipal Bond Fund, monthly; Cash
Management, Government Securities Fund, Limited-Term Bond Fund, Municipal
High Income Fund and Global Bond Fund, declared daily and paid monthly.
Dividends declared for a particular day are paid to shareholders of record on the prior business day. However, dividends declared for Saturday and
Sunday are paid to shareholders of record on the preceding Thursday. Net capital gains (and any net gains from foreign currency transactions) are usually distributed in December.

Distribution Options. When you open an account, you may specify on your application how you want to receive your distributions. Each Fund offers two options:

1. Share Payment Option. Your dividends, capital gains and other distributions with respect to a class will be automatically paid in additional shares of the same class of the Fund. If you do not indicate a choice on your application, you will be assigned this option.

2. Cash Option. You will be sent a check for your dividends, capital gains and other distributions if the total distribution is equal to or greater than five dollars. If the distribution is less than five dollars, it will be automatically paid in additional shares of the same class of the
   Fund.

For retirement accounts, all distributions are automatically paid in additional shares.

Taxes

As with any investment, you should consider how your investment in a Fund will be taxed. If your account is not a retirement account or other tax-
advantaged savings plan (or you are not otherwise exempt from income tax), you should be aware of the following tax implications:

Taxes on distributions. Distributions by Municipal Bond Fund and Municipal
High Income Fund (each, a Municipal Fund) that are designated by it as exempt-interest dividends generally may be excluded by you from your gross income for Federal income tax purposes. Dividends from a Fund's investment company taxable income (which includes net short-term capital gains and net gains from certain foreign currency transactions), if any, generally are taxable to you as ordinary income whether received in cash or paid in additional Fund shares. Distributions of a Fund's net capital gains (the excess of net long-term capital gains over net short-term capital loss), when designated as such, are taxable to you as long-term capital gains, whether received in cash or paid in additional Fund shares and regardless of the length of time you have owned your shares. For Federal income tax purposes, long-term capital gains generally are taxed at a maximum rate of
20% for noncorporate shareholders.

Each Fund notifies you after each calendar year-end as to the amounts of dividends and other distributions paid (or deemed paid) to you for that year.

A portion of the dividends paid by a Fund, whether received in cash or paid in additional Fund shares, may be eligible for the dividends received deduction allowed to corporations. The eligible portion may not exceed the aggregate dividends received by a Fund from U.S. corporations. However, dividends received by a corporate shareholder and deducted by it pursuant to the dividends received deduction are subject indirectly to the AMT.

Exempt-interest dividends paid by a Municipal Fund may be subject to state and local income tax. In addition, a portion of those dividends is expected to be attributable to interest on certain bonds that must be treated by you as a tax preference item for purposes of calculating your liability, if any, for the AMT; the Municipal Bond and Municipal High
Income Funds each anticipate that, for the coming year, the AMT portion will not be more than 40% of the dividends it will pay to its shareholders. The Municipal Funds will provide you with information concerning the amount of distributions that must be treated as a tax preference item after the end of each calendar year.

Shareholders who may be subject to the AMT should consult with their tax advisers concerning investment in Municipal Funds. Entities or other persons who are substantial users (or persons related to substantial users) of facilities financed by PABs should consult their tax advisers before purchasing shares of the Municipal Funds because, for users of certain of these facilities, the interest on PABs is not exempt from
Federal income tax. For these purposes, the term substantial user is defined generally to include a non-exempt person who regularly uses in trade or business a part of a facility financed from the proceeds of PABs.

Taxes on transactions. Your redemption of Fund shares will result in a taxable gain or loss to you, depending on whether the redemption proceeds are more or less than what you paid for the redeemed shares (which normally includes any sales charge paid). If you have a gain on a redemption of a Municipal Fund's shares, the entire gain will be taxable even though a portion of the gain may represent municipal bond interest earned by the Fund but not yet paid out as a dividend. If the redemption is not made until after record date, however, you will receive that interest as an exempt-interest dividend rather than as part of a taxable gain.

An exchange of Fund shares for shares of any other fund in the Waddell &
Reed Advisors Funds, W&R Funds, Inc. or Waddell & Reed InvestEd
Portfolios, Inc. generally will have similar tax consequences. However, special rules apply when you dispose of a Fund's Class A shares through a redemption or exchange within ninety (90) days after your purchase and then reacquire Class A shares of that Fund or acquire Class A shares of another fund in the Waddell & Reed Advisors Funds, W&R Funds, Inc. or
Waddell & Reed InvestEd Portfolios, Inc. without paying a sales charge due to the forty-five (45) day reinvestment privilege or exchange privilege.
See Your Account-Selling Shares. In these cases, any gain on the disposition of the original Class A Fund shares will be increased, or loss decreased, by the amount of the sales charge you paid when those shares were acquired, and that amount will increase the adjusted basis of the shares subsequently acquired. In addition, if you purchase shares of a
Fund within thirty (30) days before or after redeeming other shares of the
Fund (regardless of class) at a loss, part or all of that loss will not be deductible and will increase the basis of the newly purchased shares.

Interest on indebtedness incurred or continued to purchase or carry shares of a Municipal Fund will not be deductible for Federal income tax purposes to the extent the Fund's distributions consist of exempt-interest dividends. Proposals may be introduced before Congress for the purpose of restricting or eliminating the Federal income tax exemption for interest on municipal bonds. If such a proposal were enacted, the availability of municipal bonds for investment by a Municipal Fund and the value of its portfolio would be affected. In that event, that Fund may decide to reevaluate its investment goal and policies.

Withholding. Each Fund mest withhold 30% of all taxable dividends and capital gains distributions and redemption proceeds payable to individuals and certain other noncorporate shareholders who do not furnish the Fund with a correct taxpayer identification number. Withholding at that rate is also required from dividends and capital gains distributions payable to shareholders who are otherwise subject to backup withholding.

State and local income taxes. The portion of the dividends a Fund pays that is attributable to interest earned on U.S. Government securities generally is not subject to state and local income taxes, although distributions by any Fund to its shareholders of net realized gains on the sale of those securities are fully subject to those taxes. You should consult your tax adviser to determine the taxability in your state and locality of dividends and other distributions by the Funds.

The foregoing is only a summary of some of the important Federal income tax considerations generally affecting each Fund and its shareholders; you will find more information in the SAI. There may be other Federal, state or local tax considerations applicable to a particular investor. You are urged to consult your own tax adviser.

THE MANAGEMENT OF THE FUNDS

Portfolio Management

Each of the registered investment companies in the Waddell & Reed Advisors
Funds, W&R Funds, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd
Portfolios, Inc. (Funds) is managed by WRIMCO, subject to the authority of each Fund's Board of Directors. WRIMCO provides investment advice to the
Funds and supervises each Fund's investments. WRIMCO and/or its predecessor have served as investment manager to the Funds since the inception of each registered investment company. WRIMCO is located at 6300
Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

James C. Cusser is primarily responsible for the management of Waddell &
Reed Advisors Bond Fund and Waddell & Reed Advisors Government Securities
Fund. Mr. Cusser has held his Fund responsibilities since September 1992 for Bond Fund and since January 1997 for Government Securities Fund. He is
Senior Vice President of WRIMCO, Vice President of the Funds and Vice
President of other investment companies for which WRIMCO serves as investment manager. Mr. Cusser has served as the portfolio manager for the
Funds and other investment companies managed by WRIMCO since August 1992.

Daniel J. Vrabac and Mark G. Beischel are primarily responsible for the management of Waddell & Reed Advisors Global Bond Fund, Inc. Mr. Vrabac
has held his Fund responsibilities since September 2000. He is Senior Vice
President of WRIMCO, Vice President of the Fund and Vice President of
other investment companies for which WRIMCO serves as investment manager.
Mr. Vrabac is also Head of Fixed Income for WRIMCO. From May 1994 to March
1998, Mr. Vrabac was Vice President of, and a portfolio manager for,
Waddell & Reed Asset Management Company, a former affiliate of WRIMCO. Mr.
Vrabac has served as a portfolio manager with WRIMCO since May 1994.

Mark G. Beischel has held his Fund responsibilities since January 2002. He is Vice President of WRIMCO and Vice President of the Fund. Mr. Beischel
has served as assistant portfolio manager for investment companies managed by WRIMCO since 2000, and has been an employee of such since 1998. From
1993 to 1998, Mr. Beischel served as a financial analyst/trader for United
Capital Management.

Louise D. Rieke is primarily responsible for the management of Waddell &
Reed Advisors High Income Fund, Inc. Ms. Rieke has held her Fund responsibilities since January 1990. She is Senior Vice President of
WRIMCO, Vice President of the Fund and Vice President of other investment companies for which WRIMCO serves as investment manager. From November
1985 to March 1998, Ms. Rieke was Vice President of, and a portfolio manager for, Waddell & Reed Asset Management Company. Ms. Rieke has served as the portfolio manager for investment companies managed by WRIMCO and its predecessor since July 1986 and has been an employee of such since May
1971.

W. Patrick Sterner is primarily responsible for the management of Waddell
& Reed Advisors Limited-Term Bond Fund. Mr. Sterner has held his Fund responsibilities since the inception of the Fund. He is Senior Vice
President of WRIMCO, Vice President of the Fund and Vice President of
other investment companies for which WRIMCO serves as investment manager.
From August 1992 to March 1998, Mr. Sterner was Vice President of, and a
portfolio manager for, Waddell & Reed Asset Management Company. Mr.
Sterner has been an employee of WRIMCO since August 1992.

Bryan J. Bailey is primarily responsible for the management of Waddell &
Reed Advisors Municipal Bond Fund, Inc. Mr. Bailey has held his Fund responsibilities since June 2000. He is Vice President of WRIMCO and Vice
President of the Fund. Mr. Bailey had served as the Assistant Portfolio
Manager for investment companies managed by WRIMCO since January 1999 and has been an employee of WRIMCO since July 1993.

Mark Otterstrom is primarily responsible for the management of Waddell &
Reed Advisors Municipal High Income Fund, Inc. Mr. Otterstrom has held his
Fund responsibilities since June 2000. He is Vice President of WRIMCO and
Vice President of the Fund. Mr. Otterstrom had served as the Assistant
Portfolio Manager for investment companies managed by WRIMCO and its predecessor since January 1995 and has been an employee of such since May
1987.

Mira Stevovich is primarily responsible for the management of Waddell &
Reed Advisors Cash Management, Inc. Ms. Stevovich has held her Fund responsibilities since May 1998. She is Vice President of WRIMCO, Vice
President and Assistant Treasurer of the Funds and Vice President and
Assistant Treasurer of other investment companies for which WRIMCO serves as investment manager. Ms. Stevovich had served as the Assistant Portfolio
Manager for investment companies managed by WRIMCO and its predecessors since January 1989 and has been an employee of such since March 1987.

Other members of WRIMCO's investment management department provide input on market outlook, economic conditions, investment research and other considerations relating to a Fund's investments.

Management Fee

Like all mutual funds, the Funds pay fees related to their daily operations. Expenses paid out of each Fund's assets are reflected in its share price or dividends; they are neither billed directly to shareholders nor deducted from shareholder accounts.

Each Fund pays a management fee to WRIMCO for providing investment advice and supervising its investments. Each Fund also pays other expenses, which are explained in the SAI.

The management fee is payable by a Fund at the annual rates of:

* for Waddell & Reed Advisors Bond Fund, 0.525% of net assets up to $500 million, 0.50% of net assets over $500 million and up to $1 billion,
  0.45% of net assets over $1 billion and up to $1.5 billion, and 0.40% of net assets over $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended September 30, 2002 were 0.52%

* for Waddell & Reed Advisors Global Bond Fund, Inc., 0.625% of net assets up to $500 million, 0.60% of net assets over $500 million and up to $1 billion, 0.55% of net assets over $1 billion and up to $1.5 billion, and
  0.50% of net assets over $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended September 30,
  2002 were 0.62%

* for Waddell & Reed Advisors Government Securities Fund, 0.50% of net
  assets up to $500 million, 0.45% of net assets over $500 million and up to $1 billion, 0.40% of net assets over $1 billion and up to $1.5 billion, and 0.35% of net assets over $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended
  September 30, 2002 were 0.50%

* for Waddell & Reed Advisors High Income Fund, Inc., 0.625% of net assets up to $500 million, 0.60% of net assets over $500 million and up to $1 billion, 0.55% of net assets over $1 billion and up to $1.5 billion, and
  0.50% of net assets over $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended September 30,
  2002 were 0.62%

* for Waddell & Reed Advisors Limited-Term Bond Fund, 0.50% of net assets up to $500 million, 0.45% of net assets over $500 million and up to $1 billion, 0.40% of net assets over $1 billion and up to $1.5 billion, and
  0.35% of net assets over $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal period ended September
  30, 2002 were 0.00% including the voluntary waiver, by WRIMCO, of management fee expenses; 0.04% without the voluntary waiver, by WRIMCO, of management fee expenses (0.00% and 0.50% respectively, on an annualized basis)

* for Waddell & Reed Advisors Municipal Bond Fund, Inc., 0.525% of net
  assets up to $500 million, 0.50% of net assets over $500 million and up to $1 billion, 0.45% of net assets over $1 billion and up to $1.5 billion, and 0.40% of net assets over $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended
  September 30, 2002 were 0.52%

* for Waddell & Reed Advisors Municipal High Income Fund, Inc., 0.525% of
  net assets up to $500 million, 0.50% of net assets over $500 million and up to $1 billion, 0.45% of net assets over $1 billion and up to $1.5 billion, and 0.40% of net assets over $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended
  September 30, 2002 were 0.52%

* for Waddell & Reed Advisors Cash Management, Inc. at the annual rate of
  0.40% of net assets. Management fees for the Fund as a percent of the
  Fund's net assets for the fiscal year ended September 30, 2002 were
  0.40%.

WRIMCO has voluntarily agreed to waive its management fee for any day that a Fund's net assets are less than $25 million, subject to WRIMCO's right to change or modify this waiver.

FINANCIAL HIGHLIGHTS

The following information is to help you understand the financial performance of each Fund's Class A, Class B, Class C and Class Y shares
(as applicable) for the fiscal periods shown. Certain information reflects financial results for a single Fund share. Total return shows how much your investment would have increased (or decreased) during each period, assuming reinvestment of all dividends and distributions. This information has been audited by Deloitte & Touche LLP, whose independent auditors'
report, along with the financial statements for each Fund for the fiscal year ended September 30, 2002, is included in that Fund's Annual Report to
Shareholders, which is available upon request.

Waddell & Reed Advisors Bond Fund

For a Class A share outstanding throughout each period:

                              For the
                              fiscal  For the
                          year ended   fiscal      For the fiscal year
                       September 30,   period       ended December 31,
                      --------------    ended    ----------------------
                       2002     2001  9/30/00     1999    1998     1997

Class A Per-Share Data

Net asset value,
 beginning of
 period  ...........  $6.33    $6.01    $5.97    $6.39   $6.32    $6.14
                      -------------------------------------------------

Income (loss) from
 investment operations:

  Net investment
    income..........   0.31     0.35     0.27     0.35    0.38     0.39

  Net realized and
    unrealized gain
    (loss) on
    investments.....   0.16     0.32     0.04   (0.42)    0.07     0.19
                      -------------------------------------------------

Total from investment
 operations ........   0.47     0.67     0.31   (0.07)    0.45     0.58
                      -------------------------------------------------

Less distributions
 from net investment
 income  ........... (0.31)   (0.35)   (0.27)   (0.35)  (0.38)   (0.40)
                      -------------------------------------------------

Net asset value,
 end of period .....  $6.49    $6.33    $6.01    $5.97   $6.39    $6.32
                      =================================================

Class A Ratios/Supplemental Data

Total return[1]......   7.67%   11.50%    5.24%   -1.08%    7.27%   9.77%

Net assets,
 end of period
 (in millions) .....    $792     $584     $493     $501     $551    $524

Ratio of expenses
 to
    average
 net assets ........   1.03%    1.01%   1.02%[2]  0.95%    0.84%   0.77%

Ratio of net
 investment income
 to average
 net assets ........   4.92%    5.66%   6.00%[2]  5.72%    5.88%   6.34%

Portfolio turnover
 rate    ...........  25.20%   36.46%   23.21%   34.12%   33.87%  35.08%

[1]Total return calculated without taking into account the sales load deducted on an initial purchase.

[2]Annualized.

Waddell & Reed Advisors Bond Fund

For a Class B share outstanding throughout each period:

                                    For the fiscal     For the      For the
                                       year ended      fiscal  period from
                                    September 30,      period    9/9/99[1]
                                 ----------------       ended      through
                                 2002         2001    9/30/00  12/31/99

Class B Per-Share Data

Net asset value,
 beginning of period ........   $6.33        $6.01      $5.97     $6.05
                                ---------------------------------------

Income (loss) from
 investment operations:

  Net investment income ......   0.25         0.29       0.23      0.10

  Net realized and
    unrealized gain (loss)
    on investments...........    0.16         0.33       0.04    (0.08)
                                ---------------------------------------

Total from investment
 operations .................    0.41         0.62       0.27      0.02
                                ---------------------------------------

Less distributions from
 net investment income ......  (0.25)       (0.30)     (0.23)    (0.10)
                                ---------------------------------------

Net asset value,
 end of period ..............   $6.49        $6.33      $6.01     $5.97
                                =======================================

Class B Ratios/Supplemental Data

Total return..................    6.75%      10.55%       4.56%     0.30%

Net assets, end of
 period (in millions) .......      $43         $22          $7        $2

Ratio of expenses to
 average net assets .........    1.91%       1.87%        1.90%[2]  1.91%[2]

Ratio of net investment
 income to average
 net assets .................    4.03%       4.74%        5.12%[2]  4.93%[2]

Portfolio turnover rate.......   25.20%      36.46%      23.21%    34.12%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Bond Fund

For a Class C share outstanding throughout each period:

                                   For the fiscal    For the   For the
                                    year ended        fiscal  period from
                                   September 30,      period   9/9/99[1]
                                 ----------------      ended   through
                                 2002         2001    9/30/00  12/31/99

Class C Per-Share Data

Net asset value,
 beginning of period ........   $6.33        $6.01      $5.96     $6.05
                                ---------------------------------------

Income (loss) from investment
 operations:

  Net investment income ......    0.26         0.30       0.22      0.10

  Net realized and
    unrealized gain (loss)
    on investments...........    0.16         0.32       0.05    (0.09)
                                ---------------------------------------

Total from investment
 operations .................    0.42         0.62       0.27      0.01
                                ---------------------------------------

Less distributions from
 net investment income ......  (0.26)       (0.30)     (0.22)    (0.10)
                                ---------------------------------------

Net asset value,
 end of period ..............   $6.49        $6.33      $6.01     $5.96
                                =======================================

Class C Ratios/Supplemental Data

Total return..................    6.77%      10.53%       4.64%     0.13%

Net assets, end of
 period (in thousands) ......  $17,304      $6,738      $1,382      $289

Ratio of expenses to
 average net assets .........    1.90%       1.87%       1.95%[2]  1.98%[2]

Ratio of net investment
 income to average
 net assets .................    4.03%       4.72%       5.07%[2]  4.87%[2]

Portfolio turnover rate.......   25.20%      36.46%      23.21%   34.12%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Bond Fund

For a Class Y share outstanding throughout each period:

                              For the
                              fiscal  For the
                          year ended   fiscal      For the fiscal year
                       September 30,   period       ended December 31,
                      --------------    ended    ----------------------
                       2002     2001  9/30/00     1999    1998     1997

Class Y Per-Share Data

Net asset value,
 beginning of
 period  ...........  $6.33    $6.01    $5.97    $6.39   $6.32    $6.14
                      -------------------------------------------------

Income (loss) from
 investment operations:

  Net investment income 0.30     0.38     0.28     0.40    0.39     0.42

  Net realized and
    unrealized gain
    (loss) on
    investments.....   0.19     0.31     0.04   (0.45)    0.07     0.17
                      -------------------------------------------------

Total from investment
 operations ........   0.49     0.69     0.32   (0.05)    0.46     0.59
                      -------------------------------------------------

Less distributions
 from net investment
 income  ........... (0.33)   (0.37)   (0.28)   (0.37)  (0.39)   (0.41)
                      -------------------------------------------------

Net asset value,
 end of period .....  $6.49    $6.33    $6.01    $5.97   $6.39    $6.32
                      =================================================

Class Y Ratios/Supplemental Data

Total return.........   7.99%   11.83%    5.47%   -0.81%    7.54%   9.91%
Net assets, end of
 period (in millions)    $11       $3       $3       $2       $6      $5

Ratio of expenses to
 average net assets    0.73%    0.73%    0.72%[1]  0.69%    0.61%   0.64%

Ratio of net investment
 income to average .
 net assets ........   5.21%    5.95%    6.30%[1]  6.00%    6.10%   6.48%

Portfolio turnover
 rate ..............  25.20%   36.46%   23.21%    34.12%   33.87%  35.08%

[1]Annualized.

Waddell & Reed Advisors Global Bond Fund, Inc.

(formerly, Waddell & Reed Advisors High Income Fund II, Inc.)

For a Class A share outstanding throughout each period[1]:

                                          For the fiscal year
                                         ended September 30,
                           --------------------------------------------
                           2002      2001      2000      1999      1998

Class A Per-Share Data

Net asset value,
 beginning of period ...  $3.49    $3.56      $3.88     $4.12     $4.42
                          ---------------------------------------------

Income (loss) from
 investment operations:

  Net investment income..   0.20     0.21       0.33      0.35      0.37

  Net realized and
    unrealized gain (loss)
    on investments......  (0.20)   (0.07)     (0.32)    (0.24)    (0.30)
                          ---------------------------------------------

Total from investment
 operations ............   0.00     0.14       0.01      0.11      0.07
                          ---------------------------------------------

Less dividends declared
 from net investment
 income ................  (0.20)   (0.21)     (0.33)    (0.35)    (0.37)
                          ---------------------------------------------

Net asset value,
 end of period .........  $3.29    $3.49      $3.56     $3.88     $4.12
                          =============================================

Class A Ratios/Supplemental Data

Total return[2]..........  0.04%    4.11%      0.21%     2.66%     1.22%

Net assets, end of
 period (in millions) ..   $230     $251       $297      $371      $416

Ratio of expenses to
 average net assets ....  1.22%    1.19%      1.16%     1.06%     0.96%

Ratio of net investment
 incometo average
 net assets ............  5.91%    6.02%      8.79%     8.60%     8.26%

Portfolio turnover rate.. 76.36%   71.17%     53.79%    46.17%    58.85%

[1]Prior to September 18, 2000, the Fund's principal investment strategies involved investing primarily in junk bonds, with minimal investment in foreign securities. All information for periods prior to that date reflects the operation of the Fund under its former investment strategy.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

Waddell & Reed Advisors Global Bond Fund, Inc.

(formerly, Waddell & Reed Advisors High Income Fund II, Inc.)

For a Class B share outstanding throughout each period[1]:

                                          For the fiscal         For the
                                             year ended      period from
                                          September 30,        10/6/99[2]
                                     ------------------         through
                                     2002           2001        9/30/00

Class B Per-Share Data

Net asset value,
 beginning of period .............  $3.49         $3.56           $3.88
                                    -----------------------------------

Income (loss) from
 investment operations:

  Net investment income ...........   0.17          0.18            0.29

  Net realized and unrealized
    loss on investments...........  (0.20)        (0.07)          (0.32)
                                    -----------------------------------

Total from investment operations... (0.03)          0.11          (0.03)
                                    -----------------------------------

Less dividends declared from
 net investment income ...........  (0.17)        (0.18)          (0.29)
                                    -----------------------------------

Net asset value, end of period..... $3.29         $3.49           $3.56
                                    ===================================

Class B Ratios/Supplemental Data

Total return.......................  -0.93%         3.13%          -0.87%

Net assets, end of period
 (in millions) ...................      $3            $3              $2

Ratio of expenses to average
 net assets ......................   2.20%         2.13%           2.06%[3]

Ratio of net investment income to
 average net assets ..............   4.93%         5.05%           7.87%[3]

Portfolio turnover rate............  76.36%        71.17%         53.79%[4]

[1]Prior to September 18, 2000, the Fund's principal investment strategies involved investing primarily in junk bonds, with minimal investment in foreign securities. All information for periods prior to that date reflects the operation of the Fund under its former investment strategy.

[2]Commencement of operations of the class.

[3]Annualized.

[4]For the fiscal year ended September 30, 2000.

Waddell & Reed Advisors Global Bond Fund, Inc.

(formerly, Waddell & Reed Advisors High Income Fund II, Inc.)

For a Class C share outstanding throughout each period[1]:

                                          For the fiscal         For the
                                             year ended      period from
                                          September 30,        10/6/99[2]
                                     ------------------         through
                                     2002           2001        9/30/00

Class C Per-Share Data

Net asset value,
  beginning of period ............  $3.49         $3.56           $3.88
                                    -----------------------------------

Income (loss) from investment operations:

 Net investment income ...........   0.17          0.17            0.29

  Net realized and unrealized
    loss on investments...........  (0.20)        (0.07)          (0.32)
                                    -----------------------------------

Total from investment operations... (0.03)          0.10          (0.03)
                                    -----------------------------------

Less dividends declared from
 net investment income ...........  (0.17)        (0.17)          (0.29)
                                    -----------------------------------

Net asset value, end of period..... $3.29         $3.49           $3.56
                                    ===================================

Class C Ratios/Supplemental Data

Total return.......................  -0.94%         2.97%          -0.95%

Net assets, end of period
 (in thousands) ..................  $1,052          $538            $242

Ratio of expenses to average
 net assets ......................   2.20%         2.31%           2.14%[3]

Ratio of net investment income to
 average net assets ..............   4.92%         4.83%           7.78%[3]

Portfolio turnover rate............  76.36%        71.17%         53.79%[4]

[1]Prior to September 18, 2000, the Fund's principal investment strategies involved investing primarily in junk bonds, with minimal investment in foreign securities. All information for periods prior to that date reflects the operation of the Fund under its former investment strategy.

[2]Commencement of operations of the class.

[3]Annualized.

[4]For the fiscal year ended September 30, 2000.

Waddell & Reed Advisors Global Bond Fund, Inc.

(formerly, Waddell & Reed Advisors High Income Fund II, Inc.)

For a Class Y share outstanding throughout each period[1]:

                                          For the fiscal year
                                         ended September 30,
                           --------------------------------------------
                           2002      2001      2000      1999      1998

Class Y Per-Share Data

Net asset value,
 beginning of period ...  $3.49    $3.56      $3.88     $4.12     $4.42
                          ---------------------------------------------

Income (loss) from
 investment operations:

 Net investment income .   0.22     0.22       0.34      0.36      0.37

  Net realized and
    unrealized loss
    on investments......  (0.20)   (0.07)     (0.32)    (0.24)    (0.30)
                          ---------------------------------------------

Total from investment
 operations ............   0.02     0.15       0.02      0.12      0.07
                          ---------------------------------------------

Less dividends declared
 from net investment
 income ................  (0.22)   (0.22)     (0.34)    (0.36)    (0.37)
                          ---------------------------------------------

Net asset value,
 end of period .........  $3.29    $3.49      $3.56     $3.88     $4.12
                          =============================================

Class Y Ratios/Supplemental Data

Total return.............  0.40%    4.46%      0.53%     2.95%     1.38%

Net assets, end of
 period (in millions) ..     $7       $2         $3        $3        $2

Ratio of expenses to
 average net assets ....  0.86%    0.85%      0.84%     0.77%     0.79%

Ratio of net investment
 income to average
 net assets ............  6.25%    6.34%      9.12%     8.89%     8.43%

Portfolio turnover rate.. 76.36%   71.17%     53.79%    46.17%    58.85%

[1]Prior to September 18, 2000, the Fund's principal investment strategies involved investing primarily in junk bonds, with minimal investment in foreign securities. All information for periods prior to that date reflects the operation of the Fund under its former investment strategy.

Waddell & Reed Advisors Government Securities Fund

For a Class A share outstanding throughout each period:

                             For the
                              fiscal  For the
                          year ended   fiscal      For the fiscal year
                       September 30,   period          ended March 31,
                      --------------    ended    ----------------------
                       2002     2001  9/30/00     2000    1999     1998

Class A Per-Share Data

Net asset value,
 beginning of period  $5.63    $5.27    $5.22    $5.43   $5.46    $5.19
                      -------------------------------------------------

Income (loss) from
 investment operations:

 Net investment income 0.25     0.29     0.15     0.31    0.32     0.33

  Net realized and
    unrealized gain
    (loss) on
    investments.....   0.17     0.36     0.05   (0.21)  (0.03)     0.27
                      -------------------------------------------------

Total from investment
 operations ........   0.42     0.65     0.20     0.10    0.29     0.60
                      -------------------------------------------------

Less dividends declared
 from net investment
 income ............  (0.25)   (0.29)   (0.15)   (0.31)  (0.32)   (0.33)
                      -------------------------------------------------

Net asset value,
 end of period .....  $5.80    $5.63    $5.27    $5.22   $5.43    $5.46
                      =================================================

Class A Ratios/Supplemental Data

Total return[1]......   7.72%   12.68%    3.97%    1.82%    5.44%  11.84%

Net assets, end of
 period (in millions)   $303     $168     $114     $117     $134    $131

Ratio of expenses to
 average net assets    1.04%    1.11%    1.12%[2]  1.12%    0.96%   0.89%

Ratio of net investment
 income to average
 net assets ........   4.40%    5.32%    5.85%[2]  5.77%    5.82%   6.14%

Portfolio turnover
 rate ..............  27.05%   31.72%   15.79%    26.78%   37.06%  35.18%

[1]Total return calculated without taking into account the sales load deducted on an initial purchase.

[2]Annualized.

Waddell & Reed Advisors Government Securities Fund

For a Class B share outstanding throughout each period:

                                    For the fiscal     For the      For the
                                       year ended      fiscal   period from
                                    September 30,      period     10/4/99[1]
                                 ----------------       ended      through
                                 2002         2001    9/30/00      3/31/00

Class B Per-Share Data

Net asset value,
beginning of period...........   $5.63        $5.27      $5.22     $5.25
                                ---------------------------------------

Income (loss) from
 investment operations:

  Net investment income ......    0.20         0.24       0.13      0.13

  Net realized and unrealized
    gain (loss) on
    investments..............    0.17         0.36       0.05    (0.03)
                                ---------------------------------------

Total from investment
 operations .................    0.37         0.60       0.18      0.10
                                ---------------------------------------

Less dividends declared from
 net investment income ......   (0.20)       (0.24)     (0.13)    (0.13)
                                ---------------------------------------

Net asset value,
 end of period ..............   $5.80        $5.63      $5.27     $5.22
                                =======================================
Class B Ratios/Supplemental Data

Total return..................    6.79%      11.70%       3.56%     1.88%

Net assets, end of
 period (in millions) .......      $27          $9          $2        $1

Ratio of expenses to
 average net assets .........    1.90%      $1.98%       1.92%[2]  1.85%[2]

Ratio of net investment
 income to average net assets    3.51%       4.33%       5.04%[2]  5.19%[2]

Portfolio turnover rate.......   27.05%      31.72%      15.79%   26.78%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Government Securities Fund

For a Class C share outstanding throughout each period:

                                   For the fiscal     For the      For the
                                       year ended      fiscal  period from
                                    September 30,      period   10/8/99[1]
                                 ----------------       ended      through
                                 2002         2001    9/30/00      3/31/00

Class C Per-Share Data

Net asset value,
 beginning of period ........   $5.63        $5.27      $5.22     $5.23
                                ---------------------------------------

Income (loss) from investment
 operations:

  Net investment income ......    0.20         0.25       0.13      0.12

  Net realized and
    unrealized gain (loss)
    on investments...........    0.17         0.36       0.05    (0.01)
                                ---------------------------------------

Total from investment
 operations .................    0.37         0.61       0.18      0.11
                                ---------------------------------------

Less dividends declared
 net investment income ......   (0.20)       (0.25)     (0.13)    (0.12)
                                ---------------------------------------

Net asset value,
 end of period ..............   $5.80        $5.63      $5.27     $5.22
                                =======================================

Class C Ratios/Supplemental Data

Total return..................    6.86%      11.79%       3.48%     2.08%

Net assets, end of
 period (in thousands) ......  $21,505      $6,273        $714      $269

Ratio of expenses to
 average net assets .........    1.85%       1.85%       2.06%[2]  2.07%[2]

Ratio of net investment
 income to average
 net assets .................    3.58%       4.47%       4.90%[2]  4.98%[2]

Portfolio turnover
 rate  ......................   27.05%      31.72%      15.79%    26.78%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Government Securities Fund

For a Class Y share outstanding throughout each period:

                             For the
                              fiscal  For the
                          year ended   fiscal      For the fiscal year
                       September 30,   period          ended March 31,
                      --------------    ended    ----------------------
                       2002     2001  9/30/00     2000    1999     1998

Class Y Per-Share Data

Net asset value,
 beginning of period  $5.63    $5.27    $5.22    $5.43   $5.46    $5.19
                      -------------------------------------------------

Income (loss) from
 investment operations:

  Net investment income 0.26     0.31     0.16     0.33    0.33     0.34

  Net realized and
    unrealized gain
    (loss) on
    investments.....   0.17     0.36     0.05   (0.21)  (0.03)     0.27
                      -------------------------------------------------

Total from investment
 operations ........   0.43     0.67     0.21     0.12    0.30     0.61
                      -------------------------------------------------

Less dividends declared
 from net investment
 income ............  (0.26)   (0.31)   (0.16)   (0.33)  (0.33)   (0.34)
                      -------------------------------------------------

Net asset value,
 end of period .....  $5.80    $5.63    $5.27    $5.22   $5.43    $5.46
                      =================================================

Class Y Ratios/Supplemental Data

Total return.........   8.03%   13.04%    4.16%    2.20%    5.71%  12.02%

Net assets, end of
 period (in millions)..   $8       $3       $3       $2       $2      $2

Ratio of expenses to
 average net assets..  0.74%    0.79%    0.77%[1]  0.75%    0.68%   0.66%

Ratio of net
 investment income to
 average net assets..  4.69%    5.64%    6.20%[1]  6.15%    6.10%   6.37%

Portfolio turnover
 rate ..............  27.05%   31.72%   15.79%    26.78%   37.06%  35.18%

[1]Annualized.

Waddell & Reed Advisors High Income Fund, Inc.

For a Class A share outstanding throughout each period:

                             For the
                              fiscal  For the
                          year ended   fiscal      For the fiscal year
                       September 30,   period          ended March 31,
                      --------------    ended    ----------------------
                       2002     2001  9/30/00     2000    1999     1998

Class A Per-Share Data

Net asset value,
 beginning of period  $7.26    $8.10    $8.54    $9.39  $10.04   $ 9.25
                      -------------------------------------------------

Income (loss) from
 investment operations:

  Net investment income 0.56     0.66     0.37     0.78    0.81     0.82

  Net realized and
    unrealized gain
    (loss) on
    investments.....  (0.42)   (0.84)   (0.44)   (0.84)  (0.66)     0.79
                      -------------------------------------------------

Total from investment
 operations ........   0.14   (0.18)   (0.07)   (0.06)    0.15     1.61
                      -------------------------------------------------

Less dividends from
 net investment
 income  ...........  (0.56)   (0.66)   (0.37)   (0.79)  (0.80)   (0.82)
                      -------------------------------------------------

Net asset value,
 end of period .....  $6.84    $7.26    $8.10    $8.54  $ 9.39   $10.04
                      =================================================

Class A Ratios/Supplemental Data

Total return[1]......   1.91%   -2.51%   -0.81%   -0.65%    1.70%  18.03%

Net assets, end of
 period (in millions)   $728     $715     $750     $826   $1,009  $1,102

Ratio of expenses to
 average net assets    1.13%    1.08%    1.06%[2]  1.04%    0.94%   0.84%

Ratio of net investment
 income to average
 net assets ........   7.61%    8.56%    8.94%[2]  8.65%    8.44%   8.38%

Portfolio turnover
 rate    ...........  57.36%   73.92%   24.20%    41.55%   53.19%  63.40%

[1]Total return calculated without taking into account the sales load deducted on an initial purchase.

[2]Annualized.

Waddell & Reed Advisors High Income Fund, Inc.
For a Class B share outstanding throughout each period:

                                   For the fiscal     For the      For the
                                       year ended      fiscal   period from
                                    September 30,      period   10/4/99[1]
                                 ----------------       ended      through
                                 2002         2001    9/30/00     3/31/00

Class B Per-Share Data

Net asset value,
 beginning of period ........   $7.25        $8.10      $8.54     $8.84
                                ---------------------------------------

Income (loss) from investment
 operations:

  Net investment income ......    0.49         0.59       0.33      0.36

  Net realized and unrealized
    loss on investments......   (0.42)       (0.85)     (0.44)    (0.30)
                                ---------------------------------------

Total from investment
 operations .................    0.07       (0.26)     (0.11)      0.06
                                ---------------------------------------

Less dividends from
 net investment income ......   (0.49)       (0.59)     (0.33)    (0.36)
                                ---------------------------------------

Net asset value,
 end of period ..............   $6.83        $7.25      $8.10     $8.54
                                =======================================

Class B Ratios/Supplemental Data

Total return..................    0.79%      -3.41%      -1.28%     0.61%

Net assets, end of
 period (in millions) .......      $21         $12          $5        $3

Ratio of expenses to
 average net assets .........    2.11%       1.99%       1.99%[2]  1.96%[2]

Ratio of net investment
 income to average
 net assets .................    6.60%       7.61%       8.02%[2]  7.79%[2]

Portfolio turnover rate.......   57.36%      73.92%      24.20%   41.55%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors High Income Fund, Inc.
For a Class C share outstanding throughout each period:

                                   For the fiscal     For the      For the
                                       year ended      fiscal   period from
                                    September 30,      period   10/4/99[1]
                                 ----------------       ended      through
                                 2002         2001    9/30/00    3/31/00

Class C Per-Share Data

Net asset value,
 beginning of period ........   $7.25        $8.11      $8.54     $8.84
                                ---------------------------------------

Income (loss) from
 investment operations:

 Net investment income ......    0.49         0.60       0.33      0.36

  Net realized and unrealized
    loss on investments......   (0.42)       (0.87)     (0.43)    (0.30)
                                ---------------------------------------

Total from investment
 operations .................    0.07       (0.27)     (0.10)      0.06
                                ---------------------------------------

Less dividends from
 net investment income ......   (0.49)       (0.59)     (0.33)    (0.36)
                                ---------------------------------------

Net asset value,
 end of period ..............   $6.83        $7.25      $8.11     $8.54
                                =======================================

Class C Ratios/Supplemental Data

Total return..................    0.76%      -3.42%      -1.28%     0.65%

Net assets, end of
 period (in thousands) ......   $8,692      $4,513        $856      $404

Ratio of expenses to
 average net assets .........    2.12%       1.97%       2.07%[2]  1.91%[2]

Ratio of net investment
 income to average
 net assets .................    6.59%       7.60%       7.94%[2]  7.88%[2]

Portfolio turnover rate.......   57.36%      73.92%      24.20%   41.55%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors High Income Fund, Inc.

For a Class Y share outstanding throughout each period:

                             For the
                              fiscal  For the
                          year ended   fiscal      For the fiscal year
                       September 30,   period          ended March 31,
                      --------------    ended    ----------------------
                       2002     2001  9/30/00     2000    1999     1998

Class Y Per-Share Data

Net asset value,
 beginning of
 period  ...........  $7.25    $8.10    $8.54    $9.39  $10.04   $ 9.25
                      -------------------------------------------------

Income (loss) from
 investment operations:

  Net investment
    income..........   0.58     0.69     0.39     0.81    0.83     0.82

  Net realized and
    unrealized gain
    (loss) on
    investments.....  (0.41)   (0.85)   (0.44)   (0.84)  (0.66)     0.79
                      -------------------------------------------------

Total from investment
 operations ........   0.17   (0.16)   (0.05)   (0.03)    0.17     1.61
                      -------------------------------------------------

Less dividends from
 net investment
 income  ...........  (0.58)   (0.69)   (0.39)   (0.82)  (0.82)   (0.82)
                      -------------------------------------------------

Net asset value,
 end of period .....  $6.84    $7.25    $8.10    $8.54  $ 9.39   $10.04
                      =================================================

Class Y Ratios/Supplemental Data

Total return.........   2.20%   -2.22%   -0.69%   -0.39%    1.90%  18.13%

Net assets,
 end of period
 (in millions) .....      $6       $3       $2       $2       $2      $3

Ratio of expenses to
 average net assets    0.82%    0.81%    0.80%[1]  0.79%    0.74%   0.77%

Ratio of net investment
 income to average
 net assets ........   7.91%    8.82%    9.21%[1]  8.91%    8.62%   8.46%

Portfolio turnover
 rate    ...........  57.36%   73.92%   24.20%    41.55%   53.19%  63.40%

[1]Annualized.

Waddell & Reed Advisors Limited-Term Bond Fund

For a Class A share outstanding throughout the period:

                                                               For the
                                                          period from
                                                            9/3/02[1]
                                                              through
                                                              9/30/02

Class A Per-Share Data

Net asset value, beginning of period.........                  $10.00
                                                               ------

Income from investment operations:

  Net investment income .....................                    0.01
 Net realized and unrealized gain
    on investments..........................                     0.05
                                                               ------

Total from investment operations
                                                                 0.06
                                                               ------

Less dividends declared from net
 investment income .........................                    (0.01)
                                                               ------

Net asset value, end of period...............                  $10.05
                                                               ======

Class A Ratios/Supplemental Data

Total return[2]..............................                    0.61%

Net assets, end of period (in millions)......                      $4

Ratio of expenses to average net assets
 including voluntary expense waiver ........                    0.09%[3]

Ratio of net investment income to average
 net assets including voluntary expense waiver                  0.13%[3]

Ratio of expenses to average net assets
 excluding voluntary expense waiver ........                    0.59%[3]

Ratio of net investment loss to average
 net assets excluding voluntary
 expense waiver ............................                   -0.37%[3]

Portfolio turnover rate......................                    2.60%

[1]Commencement of operations of the class.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

[3]Annualized.

Waddell & Reed Advisors Limited-Term Bond Fund

For a Class B share outstanding throughout the period:

                                                               For the
                                                           period from
                                                            9/3/02[1]
                                                              through
                                                              9/30/02

Class B Per-Share Data

Net asset value, beginning of period.........                  $10.00
                                                               ------

Income from investment operations:

  Net investment income .....................                    0.01

  Net realized and unrealized gain
    on investments..........................                     0.05
                                                               ------

Total from investment operations.............                    0.06
                                                               ------

Less dividends declared from net
 investment income .........................                    (0.01)
                                                               ------

Net asset value, end of period...............                  $10.05
                                                               ======

Class B Ratios/Supplemental Data

Total return.................................                    0.55%

Net assets, end of period (in thousands).....                    $309

Ratio of expenses to average net assets
 including voluntary expense waiver ........                    0.15%[2]

Ratio of net investment income to average
 net assets including voluntary
 expense waiver ............................                    0.07%[2]

Ratio of expenses to average net assets
 excluding voluntary expense waiver ........                    0.65%[2]

Ratio of net investment loss to average
 net assets excluding voluntary
 expense waiver ............................                   -0.43%[2]

Portfolio turnover rate......................                   2.60%

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Limited-Term Bond Fund

For a Class C share outstanding throughout the period:

                                                              For the
                                                           period from
                                                            9/3/02[1]
                                                              through
                                                              9/30/02

Class C Per-Share Data

Net asset value, beginning of period.........                  $10.00
                                                               ------

Income from investment operations:

  Net investment income .....................                    0.01

  Net realized and unrealized gain
    on investments..........................                    0.05
                                                               ------

Total from investment operations.............                    0.06
                                                               ------

Less dividends declared from net
 investment income .........................                    (0.01)
                                                               ------

Net asset value, end of period...............                  $10.05
                                                               ======
Class C Ratios/Supplemental Data

Total return.................................                    0.55%

Net assets, end of period (in thousands).....                     $66

Ratio of expenses to average net assets
 including voluntary expense waiver ........                    0.15%[2]

Ratio of net investment income to average
 net assets including voluntary
 expense waiver ............................                    0.07%[2]

Ratio of expenses to average net assets
 excluding voluntary expense waiver ........                    0.65%[2]

Ratio of net investment loss to average
 net assets excluding voluntary
 expense waiver ............................                   -0.43%[2]

Portfolio turnover rate......................                   2.60%

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Limited-Term Bond Fund

For a Class Y share outstanding throughout the period:

                                                               For the
                                                           period from
                                                            9/3/02[1]
                                                              through
                                                              9/30/02

Class Y Per-Share Data

Net asset value, beginning of period.........                  $10.00
                                                               ------

Income from investment operations:

  Net investment income .....................                     0.01

  Net realized and unrealized gain
    on investments..........................                     0.05
                                                               ------

Total from investment operations.............                    0.06
                                                               ------

Less dividends declared from net
 investment income .........................                    (0.01)
                                                               ------

Net asset value, end of period...............                  $10.05
                                                               ======

Class Y Ratios/Supplemental Data

Total return.................................                    0.63%

Net assets, end of period (in millions)......                      $7

Ratio of expenses to average net assets
 including voluntary expense waiver ........                    0.07%[2]

Ratio of net investment income to average
 net assets including voluntary
 expense waiver ............................                    0.13%[2]

Ratio of expenses to average net assets
 excluding voluntary expense waiver ........                    0.57%[2]

Ratio of net investment loss to average
 net assets excluding voluntary
 expense waiver ............................                   -0.37%[2]

Portfolio turnover rate......................                   2.60%

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Municipal Bond Fund, Inc.

For a Class A share outstanding throughout each period:

                                          For the fiscal year
                                         ended September 30,
                           --------------------------------------------
                           2002      2001      2000      1999      1998

Class A Per-Share Data

Net asset value,
 beginning of period ...  $6.91    $6.75      $6.90     $7.63     $7.47
                          ---------------------------------------------

Income (loss) from
 investment operations:

 Net investment income .   0.28     0.32       0.35      0.36      0.37

  Net realized and
    unrealized gain (loss)
    on investments......   0.23     0.16     (0.08)    (0.61)      0.25
                          ---------------------------------------------

Total from investment
 operations ............   0.51     0.48       0.27    (0.25)      0.62
                          ---------------------------------------------

Less distributions:

  From net investment
    income..............  (0.28)   (0.32)     (0.35)    (0.37)    (0.37)

  From capital gains .... (0.00)   (0.00)[1]  (0.07)    (0.11)    (0.09)
                          ---------------------------------------------

Total distributions...... (0.28)   (0.32)     (0.42)    (0.48)    (0.46)
                          ---------------------------------------------

Net asset value,
 end of period .........  $7.14    $6.91      $6.75     $6.90     $7.63
                         ==============================================

Class A Ratios/Supplemental Data

Total return[2]..........  7.64%    7.27%      4.24%    -3.46%     8.67%

Net assets, end of
 period (in millions) ..   $785     $748       $739      $874      $997

Ratio of expenses to
 average net assets ....  0.89%    0.88%      0.89%     0.79%     0.72%

Ratio of net investment
 income to average
 net assets ............  4.03%    4.67%      5.23%     4.98%     4.95%

Portfolio turnover rate.. 61.44%   30.74%     15.31%    30.93%    50.65%

[1]Not shown due to rounding.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

Waddell & Reed Advisors Municipal Bond Fund, Inc.
For a Class B share outstanding throughout each period:

                                          For the fiscal         For the
                                             year ended     period from
                                          September 30,      10/5/99[1]
                                     ------------------         through
                                     2002           2001        9/30/00

Class B Per-Share Data

Net asset value,
 beginning of period .............  $6.91         $6.74           $6.87
                                    -----------------------------------

Income (loss) from
 investment operations:

  Net investment income ...........  0.22          0.27            0.28

  Net realized and unrealized
    gain (loss) on investments....   0.23          0.16           (0.05)
                                    -----------------------------------

Total from investment operations...  0.45          0.43            0.23
                                    -----------------------------------

Less distributions:

  From net investment income ...... (0.22)        (0.26)          (0.29)

  From capital gains .............. (0.00)     (0.00)[2]          (0.07)
                                   ------------------------------------

Total distributions................ (0.22)        (0.26)          (0.36)
                                   ------------------------------------

Net asset value, end of period..... $7.14         $6.91           $6.74
                                   ====================================

Class B Ratios/Supplemental Data

Total return.......................   6.77%         6.47%           3.56%

Net assets, end of period
 (in millions) ...................      $7            $5              $1

Ratio of expenses to average
  net assets .....................   1.73%         1.72%           1.86%[3]

Ratio of net investment income to
 average net assets ..............   3.18%         3.76%           4.17%[3]

Portfolio turnover rate............  61.44%        30.74%         15.31%[4]

[1]Commencement of operations of the class.

[2]Not shown due to rounding.

[3]Annualized.

[4]For the fiscal year ended September 30, 2000.

Waddell & Reed Advisors Municipal Bond Fund, Inc.

For a Class C share outstanding throughout each period:

                                          For the fiscal         For the
                                             year ended     period from
                                          September 30,      10/7/99[1]
                                     ------------------         through
                                     2002           2001        9/30/00

Class C Per-Share Data

Net asset value,
 beginning of period .............  $6.91         $6.74           $6.87
                                   ------------------------------------

Income (loss) from
 investment operations:

  Net investment income ...........  0.22          0.27            0.29

  Net realized and unrealized
    gain (loss) on investments....   0.23          0.16           (0.06)
                                   ------------------------------------

Total from investment operations...  0.45          0.43            0.23
                                   ------------------------------------

Less distributions:

  From net investment income ...... (0.22)        (0.26)          (0.29)

  From capital gains .............. (0.00)        (0.00)[2]       (0.07)
                                   ------------------------------------

Total distributions................ (0.22)        (0.26)          (0.36)
                                   ------------------------------------

Net asset value, end of period..... $7.14         $6.91           $6.74
                                   ====================================

Class C Ratios/Supplemental Data

Total return.......................   6.73%         6.47%           3.56%

Net assets, end of period
 (in millions) ...................      $5            $2              $1

Ratio of expenses to average
 net assets ......................   1.75%         1.74%           1.84%[3]

Ratio of net investment income to
 average net assets ..............   3.13%         3.74%           4.18%[3]

Portfolio turnover rate............  61.44%        30.74%         15.31%[4]

[1]Commencement of operations of the class.

[2]Not shown due to rounding.

[3]Annualized.

[4]For the fiscal year ended September 30, 2000.

Waddell & Reed Advisors Municipal Bond Fund, Inc.

For a Class Y share outstanding throughout each period:

                                                                 For the
                                     For the fiscal year     period from
                                     ended September 30,     12/30/98[1]
                                     -------------------        through
                                 2002         2001       2000   9/30/99

Class Y Per-Share Data

Net asset value,
 beginning of period ........   $6.91        $6.75      $6.90     $7.41
                                ---------------------------------------

Income (loss) from
 investment operations:

  Net investment income ......    0.31      0.28[2]    0.36[2]      0.28

  Net realized and unrealized
    gain (loss) on
    investments..............    0.21      0.21[2]  (0.08)[2]    (0.51)
                                ---------------------------------------

Total from investment
 operations .................    0.52         0.49       0.28    (0.23)
                                ---------------------------------------

Less distributions:

  From net investment income .  (0.29)       (0.33)     (0.36)    (0.28)

  From capital gains .........  (0.00)    (0.00)[3]     (0.07)    (0.00)
                                ---------------------------------------

Total distributions...........  (0.29)       (0.33)     (0.43)    (0.28)
                                ---------------------------------------

Net asset value,
 end of period ..............   $7.14        $6.91      $6.75     $6.90
                                =======================================

Class Y Ratios/Supplemental Data

Total return..................    7.82%       7.44%       4.32%    -3.21%

Net assets, end of
 period (in thousands) ......  $16,172     $12,965          $2        $2

Ratio of expenses to
 average net assets .........    0.71%       0.70%       0.71%     0.67%[4]

Ratio of net investment
 income to average
 net assets .................    4.08%       4.82%       5.38%     5.08%[4]

Portfolio turnover rate.......   61.44%      30.74%      15.31%   30.93%[5]

[1]Commencement of operations of the class.

[2]Based on average weekly shares outstanding.

[3]Not shown due to rounding.

[4]Annualized.

[5]For the fiscal year ended September 30, 1999.

Waddell & Reed Advisors Municipal High Income Fund, Inc.

For a Class A share outstanding throughout each period:

                                          For the fiscal year
                                         ended September 30,
                           --------------------------------------------
                           2002      2001      2000      1999      1998

Class A Per-Share Data

Net asset value,
 beginning of period ...  $4.96    $4.92      $5.19     $5.69     $5.55
                          ---------------------------------------------

Income (loss) from
 investment operations:

 Net investment income .   0.26     0.28       0.30      0.31      0.32

  Net realized and
    unrealized gain (loss)
    on investments......  (0.01)     0.04     (0.27)   (0.37)      0.21
                          ---------------------------------------------

Total from investment
 operations ............   0.25     0.32       0.03    (0.06)      0.53
                          ---------------------------------------------

Less distributions:

  Declared from net
    investment income...  (0.26)   (0.28)     (0.30)   (0.31)     (0.32)

  From capital gains .... (0.00)   (0.00)     (0.00)   (0.13)     (0.07)
                          ---------------------------------------------

Total distributions...... (0.26)   (0.28)     (0.30)   (0.44)     (0.39)
                          ---------------------------------------------

Net asset value,
 end of period .........  $4.95    $4.96      $4.92    $5.19      $5.69
                          =============================================

Class A Ratios/Supplemental Data

Total return[1]..........  5.35%    6.64%      0.83%    -1.22%     9.88%

Net assets, end of
 period (in millions) ..   $431     $419       $417      $510      $522

Ratio of expenses to
 average net assets ....  1.03%    1.02%      0.94%     0.87%     0.82%

Ratio of net investment
 income
         to average
 net assets ............  5.39%    5.61%      6.08%     5.59%     5.72%

Portfolio turnover rate.. 22.72%   22.37%     22.41%    26.83%    35.16%

[1]Total return calculated without taking into account the sales load deducted on an initial purchase.

Waddell & Reed Advisors Municipal High Income Fund, Inc.

For a Class B share outstanding throughout each period:

                                          For the fiscal         For the
                                             year ended     period from
                                          September 30,      10/5/99[1]
                                     ------------------         through
                                     2002           2001        9/30/00

Class B Per-Share Data

Net asset value,
 beginning of period .............  $4.96         $4.92           $5.16
                                    -----------------------------------

Income (loss) from
 investment operations:

  Net investment income ...........   0.22          0.23            0.25

  Net realized and unrealized
    gain (loss) on investments....  (0.01)          0.04          (0.24)
                                    -----------------------------------

Total from investment operations...   0.21          0.27            0.01
                                    -----------------------------------
Less distributions:

  Declared from net
    investment income.............  (0.22)        (0.23)          (0.25)

  From capital gains .............. (0.00)        (0.00)          (0.00)
                                    -----------------------------------

Total distributions................ (0.22)        (0.23)          (0.25)
                                    -----------------------------------

Net asset value, end of period.....  $4.95        $4.96           $4.92
                                   ====================================

Class B Ratios/Supplemental Data

Total return.......................   4.46%         5.71%           0.29%

Net assets, end of period
 (in millions) ...................      $5            $3              $1

Ratio of expenses to average
 net assets ......................   1.85%         1.91%           1.89%[2]

Ratio of net investment income
 average net assets ..............   4.56%         4.68%           5.16%[2]

Portfolio turnover rate............  22.72%        22.37%          22.41%[3]

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended September 30, 2000.

Waddell & Reed Advisors Municipal High Income Fund, Inc.
For a Class C share outstanding throughout each period:

                                          For the fiscal         For the
                                             year ended     period from
                                          September 30,      10/8/99[1]
                                     ------------------         through
                                     2002           2001        9/30/00

Class C Per-Share Data

Net asset value,
 beginning of period .............  $4.96         $4.92           $5.16
                                    -----------------------------------

Income (loss) from
 investment operations:

  Net investment income ...........   0.22          0.23            0.25

  Net realized and unrealized
    gain (loss) on investments....  (0.01)          0.04          (0.24)
                                    -----------------------------------

Total from investment operations...  0.21          0.27            0.01
                                    -----------------------------------

Less distributions:

  Declared from net
    investment income.............  (0.22)        (0.23)          (0.25)

  From capital gains .............. (0.00)        (0.00)          (0.00)
                                    -----------------------------------

Total distributions................ (0.22)        (0.23)          (0.25)
                                    -----------------------------------

Net asset value, end of period..... $4.95         $4.96           $4.92
                                    ===================================

Class C Ratios/Supplemental Data

Total return.......................   4.49%         5.74%           0.26%

Net assets, end of period
 (in millions) ...................      $5            $3              $1

Ratio of expenses to average
 net assets ......................   1.84%         1.84%           1.91%[2]

Ratio of net investment income to
 average net assets ..............   4.58%         4.72%           5.13%[2]

Portfolio turnover rate............  22.72%        22.37%         22.41%[3]

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended September 30, 2000.

Waddell & Reed Advisors Municipal High Income Fund, Inc.

For a Class Y share outstanding throughout each period:

                                                       For the   For the
                                                       period    period
                             For the fiscal year         from      from
                             ended September 30,     12/30/98[1] 7/1/98[1]
                            ----------------------    through   through
                           2002      2001      2000   9/30/99   8/25/98

Class Y Per-Share Data

Net asset value,
 beginning of period ...  $4.96    $4.92      $5.19     $5.65     $5.64
                          ---------------------------------------------

Income (loss) from
 investment operations:

  Net investment income..  0.26     0.27       0.30      0.24      0.05

  Net realized and
    unrealized gain (loss)
    on investments......  (0.01)    0.04      (0.27)    (0.33)     0.01
                          ---------------------------------------------

Total from investment
 operations ............   0.25     0.31       0.03    (0.09)      0.06
                          ---------------------------------------------

Less distributions:

  Declared from net
    investment income...  (0.26)   (0.27)     (0.30)    (0.24)    (0.05)

  From capital gains .... (0.00)   (0.00)     (0.00)    (0.13)    (0.00)
                          ---------------------------------------------

Total distributions...... (0.26)   (0.27)     (0.30)    (0.37)    (0.05)
                          ---------------------------------------------

Net asset value,
 end of period .........  $4.95    $4.96      $4.92     $5.19     $5.65
                          =============================================

Class Y Ratios/Supplemental Data

Total return.............  5.35%    6.45%      0.97%    -1.53%     1.07%

Net assets, end of
 period (in thousands).. $8,646       $2        $18        $2        $0

Ratio of expenses to
 average net assets ....  0.63%    1.93%      1.08%     0.80%[2]  0.61%[2]

Ratio of net investment
 income to average
 net assets ............  5.68%    4.72%      5.96%     5.68%[2]  5.99%[2]

Portfolio turnover rate.. 22.72%   22.37%     22.41%   26.83%[3] 35.16%[2]

[1]Class Y shares commenced operations on July 1, 1998 and continued
operations until August 25, 1998 when all outstanding Class Y shares were redeemed at the ending net asset value shown in the table. Operations recommenced on December 30, 1998.

[2]Annualized.

[3]For the fiscal year ended September 30, 1999.

Waddell & Reed Advisors Cash Management, Inc.
For a Class A share outstanding throughout each period:

                             For the
                              fiscal  For the
                          year ended   fiscal      For the fiscal year
                       September 30,   period           ended June 30,
                      --------------    ended    ----------------------
                       2002     2001  9/30/00     2000    1999     1998

Class A Per-Share Data

Net asset value,
 beginning of
 period  ...........  $1.00    $1.00    $1.00    $1.00   $1.00    $1.00
                      ---------------------------------------------------

Net investment
 income  ...........  0.0139   0.0463   0.0148   0.0511  0.0455   0.0484

Less dividends
 declared .......... (0.0139) (0.0463) (0.0148) (0.0511) (0.0455) (0.0484)
                      ---------------------------------------------------

Net asset value,
 end of period ..... $1.00    $1.00    $1.00    $1.00   $1.00    $1.00
                     ====================================================

Class A Ratios/Supplemental Data

Total return.........  1.39%    4.78%    1.50%    5.18%   4.67%    4.93%

Net assets,
 end of period
 (in millions) ..... $1,038   $1,062     $875     $782    $667     $533

Ratio of expenses to
 average net assets   0.78%    0.76%    0.81%[1]  0.83%   0.83%    0.89%

Ratio of net investment
 income to average
 net assets ........  1.37%    4.60%    5.92%[1]  5.08%   4.54%    4.84%

[1]Annualized.

Waddell & Reed Advisors Cash Management, Inc.

For a Class B share outstanding throughout each period:

                                   For the fiscal     For the      For the
                                       year ended      fiscal  period from
                                    September 30,      period    9/9/99[1]
                                 ----------------       ended      through
                                 2002         2001    9/30/00      6/30/00

Class B Per-Share Data

Net asset value,
beginning of period...........  $1.00        $1.00      $1.00     $1.00
                                ----------------------------------------

Net investment income.........  0.0047       0.0372     0.0133    0.0346

Less dividends declared....... (0.0047)     (0.0372)   (0.0133)  (0.0346)
                                ----------------------------------------

Net asset value,
 end of period ..............   $1.00       $1.00      $1.00     $1.00
                                =======================================

Class B Ratios/Supplemental Data

Total return..................    0.47%       3.83%       1.37%     3.43%

Net assets, end of
 period (in millions) .......      $13         $11          $2        $3

Ratio of expenses to
 average net assets .........    1.69%       1.66%       1.43%[2]  1.67%[2]

Ratio of net investment
 income to average
 net assets .................    0.45%       3.49%       5.29%[2]  4.49%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Cash Management, Inc.
For a Class C share outstanding throughout each period:

                                   For the fiscal     For the      For the
                                       year ended      fiscal  period from
                                    September 30,      period    9/9/99[1]
                                 ----------------       ended      through
                                 2002         2001    9/30/00     6/30/00

Class C Per-Share Data

Net asset value,
beginning of period...........  $1.00        $1.00      $1.00     $1.00
                                ---------------------------------------

Net investment income.........  0.0047       0.0373     0.0126    0.0335

Less dividends declared....... (0.0047)     (0.0373)   (0.0126)  (0.0335)
                                ----------------------------------------

Net asset value,
 end of period ..............   $1.00        $1.00      $1.00     $1.00
                                =======================================

Class C Ratios/Supplemental Data

Total return..................    0.45%       3.83%       1.29%     3.32%

Net assets, end of
 period (in millions) .......       $7          $5          $1        $1

Ratio of expenses to
 average net assets .........    1.72%       1.65%       1.68%[2]  1.82%[2]

Ratio of net investment
 income to average
 net assets .................    0.42%       3.57%       5.05%[2]  4.45%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Funds

Custodian
UMB Bank, n.a.
928 Grand Boulevard
Kansas City, Missouri 64106

Legal Counsel
Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, N. W.
Washington, D. C. 20036

Independent Auditors
Deloitte & Touche LLP
1010 Grand Boulevard
Kansas City, Missouri
64106-2232

Investment Manager
Waddell & Reed Investment
Management Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Underwriter
Waddell & Reed, Inc.
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Shareholder Servicing Agent
Waddell & Reed
Services Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Accounting Services Agent
Waddell & Reed
Services Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Waddell & Reed Advisors Funds

You can get more information about each Fund in its--

* Statement of Additional Information (SAI), which contains detailed information about a Fund, particularly the investment policies and practices. You may not be aware of important information about a Fund unless you read both the Prospectus and the SAI. The current SAI is on file with the Securities and Exchange Commission (SEC) and it is incorporated into this Prospectus by reference (that is, the SAI is legally part of the Prospectus).

* Annual and Semiannual Reports to Shareholders, which detail a Fund's actual investments and include financial statements as of the close of the particular annual or semiannual period. The annual report also contains a discussion of the market conditions and investment strategies that significantly affected a Fund's performance during the year covered by the report.

To request a copy of the Fund's current SAI or copies of its most recent
Annual and Semiannual reports, without charge, or for other inquiries, contact the Fund or Waddell & Reed, Inc. at the address and telephone number below. Copies of the SAI, Annual and/or Semiannual reports may also be requested via e-mail at request@waddell.com.

Information about the Funds (including the current SAI and most recent
Annual and Semiannual Reports) is available from the SEC's web site at
http://www.sec.gov and may also be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov or from the SEC's Public
Reference Room in Washington, D.C. You can find out about the operation of the Public Reference Room and applicable copying charges by calling 202-
942-8090.

The Funds' SEC file numbers are as follows:

Waddell & Reed Advisors Funds, Inc. Bond Fund: 811-2552

Waddell & Reed Advisors Cash Management, Inc.: 811-2922

Waddell & Reed Advisors Global Bond Fund, Inc.: 811-4520

Waddell & Reed Advisors Fixed Income Funds, Inc.
 Government Securities Fund: 811-3458
 Limited-Term Bond Fund: 811-3458

Waddell & Reed Advisors High Income Fund, Inc.: 811-2907

Waddell & Reed Advisors Municipal Bond Fund, Inc.: 811-2657

Waddell & Reed Advisors Municipal High Income Fund, Inc.: 811-4427

Waddell & Reed, Inc.
6300 Lamar Avenue, P. O. Box 29217
Shawnee Mission, Kansas 66201-9217
913-236-2000
888-WADDELL

NUP1100(12-02)